Exhibit 10.47

                            NOTE PURCHASE AGREEMENT

     This Note Purchase Agreement (this "Agreement"), dated as of July 27, 2001, is by and between United Acquisition, Inc., an Indiana corporation (the "Company"), and The Huntington Capital Investment Company, an Ohio corporation ("HCIC"), as Purchaser and initial Holders Representative. Capitalized terms used in this Agreement not otherwise defined herein are defined in Section 11.1.

     To induce Purchaser to purchase the Senior Subordinated Note from the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows, intending to be legally bound.

1.   DESCRIPTION OF SENIOR SUBORDINATED NOTE AND COMMITMENT

     1.1 Description of Senior Subordinated Note. The Company shall authorize the issuance and sale of its Senior Subordinated Note, dated the Closing Date, in the aggregate original principal amount of $3,500,000, and bearing interest at the fixed rate of 14% per annum; provided, however, that upon the occurrence of any Event of Default, and during the continuation thereof, the unpaid principal amount of the Senior Subordinated Note will bear interest at the rate of 19% per annum. The Senior Subordinated Note will be substantially in the form attached hereto as Exhibit A. Interest on the Senior Subordinated Note will be computed on the basis of the actual number of days elapsed over a 360-day year.

     1.2 Commitment; Funding. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, the Senior Subordinated Note in the principal amount of $3,500,000 at a price of 100% of such principal amount. Delivery of the Senior Subordinated Note will be made on the Closing Date in the offices of Kroger, Gardis & Regas, LLP,I I I Monument Circle, Suite 900, Indianapolis, IN 46204-5125 against payment of the purchase price thereof in immediately available funds, disbursed to such Person(s) as the Company shall designate in writing. The Senior Subordinated Note will be delivered to Purchaser in fully registered form, and will be issued in its name or the name of its nominee(s).

     1.3 Underwriting Fee. The Company shall pay to Purchaser an underwriting fee of $105,000 (three percent (3.0%) of the face amount of the Senior Subordinated Note), less any portion of such origination fee which may have previously been paid by or on behalf of the Company to the Purchaser, in immediately available funds, on the Closing Date, which fee is deemed fully earned and nonrefundable on the Closing Date. Purchaser may, at its option, deduct the amount of the underwriting fee from the purchase price of the Senior Subordinated Note.

     1.4 Use of Proceeds. The Company shall use the proceeds from the Senior Subordinated Note solely to provide a portion of the financing for the purchase of substantially all of the assets of United Expressline, Inc. and certain parcels of real estate of J.J.M., Incorporated in connection with the consummation of the transactions contemplated by the Purchase Documents, and the payment of fees and expenses in connection therewith.

2.   PAYMENT AND PREPAYMENT OF OBLIGATION

     2.1 Principal and Interest Payments. Principal and interest on the Senior Subordinated Note is due and payable as follows:

     (a) Principal is due and payable on the Termination Date in an amount equal to the entire remaining unpaid principal balance outstanding on the Termination Date.

     (b) Interest, which accrues from the Closing Date, is due and payable (i) quarterly in arrears on the last Business Day of each of March, June, September, and December, commencing on the last Business Day of September, 2001, in each case in an amount equal to the aggregate accrued but unpaid interest, and (ii) on the Termination Date, in an amount equal to the aggregate accrued but unpaid interest.

     2.2 Optional Prepayments. At the Company's option, upon notice given as provided below, the Company may, at any time and from time to time, prepay all or any part of the principal of the Senior Subordinated Note, by payment to the applicable Holder of the principal amount to be prepaid, plus (a) any accrued and unpaid interest on the principal amount so prepaid, plus (b) any other Senior Subordinated Obligations for which such Holder is entitled to receive payment or reimbursement hereunder, plus (c) a premium equal to the product of the applicable Premium Percentage multiplied by the principal amount of the Senior Subordinated Note so prepaid. Each prepayment under this Section 2.2 will be applied: first, to accrued and unpaid interest on the principal amount so prepaid, second, to any applicable Prepayment Fee, third, to installments of principal, and fourth, to any other Senior Subordinated Obligations for which the Holder receiving such prepayment is entitled to receive payment or reimbursement hereunder. The amount of any such prepayment may not be reborrowed by the Company. The Company shall give written notice of any optional prepayment to Purchaser not less than twenty (20) days nor more than sixty (60) days before the date for prepayment, specifying in each such written notice the date upon which such prepayment is to be made and the principal amount (together with accrued and unpaid interest, if any, thereon and any applicable Prepayment Fee) to be prepaid on such date. Notice of prepayment having been so given, the applicable prepayment amount will become due and payable on the specified prepayment date. The Company shall have no right to prepay the Senior Subordinated Note except as provided in this Section 2.2 or in Section 2.3.

     2.3 Mandatory Prepayments. Upon demand by the Purchaser after the occurrence of a Triggering Event, the Company will prepay the Senior Subordinated Obligations in full, by payment to the applicable Holder(s) of the principal amount thereof, plus (a) any accrued and unpaid interest on the principal amount so prepaid, plus (b) any other Senior Subordinated Obligations for which such Holder is entitled to receive payment or reimbursement hereunder, plus (c) a premium equal to the product of the applicable Premium Percentage multiplied by the principal amount of the Senior Subordinated Note so prepaid. Each prepayment under this Section 2.3 will be applied: first, to accrued and unpaid interest on the principal amount so prepaid, second, to any applicable Prepayment Fee, third, to installments of principal, and fourth, to any other Senior Subordinated Obligations for which the Holder receiving such prepayment is entitled to receive payment or reimbursement hereunder.

     2.4 Additional Payments. Except as otherwise provided herein or in the Other Agreements, all Senior Subordinated Obligations payable by the Company to the Holders will be due within ten (10) days following the date on which demand therefore is made by the Holders Representative and will bear interest from the date due until paid at the rate of interest then applicable to the Senior Subordinated Note under Section 1.1.

     2.5 Liquidated Damages. Any Prepayment Fee payable pursuant to Section 22-2 or Section 2.3 will be payable as liquidated damages for loss of the opportunity to recover loan origination expenses and profits over the balance of the term of this Agreement and not as a penalty.

     2.6 Direct Payment. The Company will pay all sums becoming due hereunder and on the Senior Subordinated Note to Purchaser at the address specified for Purchaser on Annex I hereto, by wire transfer in U.S. Dollars of Federal Reserve Funds or other immediately available funds, to the account specified for Purchaser on Annex I, or at such other address or in such other form as Purchaser may have designated by notice to the Company at least five Business Days prior to the date of any payment, in each case without presentment and without notations being made thereon. All payments by the Company shall be made without set-off or counterclaim. The Company shall identify any wire transfer payment as "Senior Subordinated Note" and shall also identify the payment as principal, premium, interest and/or reimbursement of costs and expenses, together with the applicable date or period to which it relates.

     2.7 Payments Payable on Business Days. The Company shall make payments of all amounts due hereunder or under the Senior Subordinated Note on a Business Day. Any payment due on a day that is not a Business Day will be made on the next Business Day, together with all interest (if any) accrued in the interim.

     2.8 Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or any Other Agreement, the Company shall not be required to pay, and no Holder shall be permitted to contract for, take, reserve, charge or receive, any compensation which constitutes interest under applicable law in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any Other Agreement or otherwise contracted for, taken, reserved, charged or received, then in such event:

     (a)  the provisions of this Section 2.8 will govern and control;

     (b)  the Company will not be obligated to pay any Excess Interest;

     (c) any Excess Interest that the Holders may have contracted for, taken, reserved, charged or received hereunder will be, at the option of the Holders Representative, (i) applied as a credit against the outstanding principal balance of the Senior Subordinated Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (ii) refunded to the payor thereof, or (iii) any combination of the foregoing;

     (d) the interest provided for will be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the Other Agreements will be deemed to have been, and will be, reformed and modified to reflect such reduction; and

     (e) the Company will have no action against the Holders for any damages arising due to any Excess Interest.

If for any period of time interest on any Senior Subordinated Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Senior Subordinated Obligations will remain at the Maximum Rate until the Holders will have received the amount of interest which the Holders would have received during such period on such Senior Subordinated Obligations had the rate of interest not been limited to the Maximum Rate during such period. All sums paid or agreed to be paid hereunder or under the Other Agreements for the use, forbearance or detention of sums due will, to the extent permitted by applicable law, be amortized, pro-rated, allocated and spread throughout the full term of the Senior Subordinated Obligations until payment in full so that the rate or amounts of interest on account of the Senior Subordinated Obligations does not exceed the Maximum Rate. The terms of this Section 2.8 are deemed to be incorporated into each Other Agreement and any other document or instrument between the Company and any Holder or directed to the Company by any Holder, whether or not specific reference to this Section 2.8 is made.

3.   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Company as follows:

     3.1 Existence. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

     3.2 Authority. It has the right and power and authority to enter into, execute, deliver, and perform its obligations under this Agreement, and its officers or agents executing and delivering this Agreement are duly authorized to do so. This Agreement has been duly and validly executed and delivered and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

     3.3 Investor Status and Acknowledgment. It is an "accredited investor" within the meaning of subparagraph (a)(1), (2), (3), or (7) of Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"). It understands and acknowledges that the Senior Subordinated Note has not been registered under the Securities Act or any other applicable securities law, is being offered in transactions not requiring registration under the Securities Act or any other securities laws, and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in Section 3.4.

     3.4 Investment for own Account; Restrictions on Transfer. Except as otherwise contemplated by Section 12.5 of this Agreement, it is purchasing the Senior Subordinated Note for its own account for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws. Purchaser agrees, and each Person to whom a Senior Subordinated Note (or interest therein) is offered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of (collectively, "transfer"), in whole or in part, will agree, to transfer such Senior Subordinated Note only (a) to the Company, (b) to an "accredited investor" within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring such Senior Subordinated Note (or any interest therein) for its own account and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or any other securities law or (c) pursuant to any other available exemption from the registration requirements of the Securities Act and the requirements of any other securities laws.

     3.5 Legend on Senior Subordinated Note. It agrees that the Senior Subordinated Note will bear a legend in substantially the following form:

     THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THE SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION, THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE COMPANY (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (A)(1), (2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

     3.6 No ERISA Plan Assets. The Senior Subordinated Note will not be purchased with the assets of any pension, profit-sharing, retirement, individual retirement account, individual retirement annuity, employee benefit plan or other plan or arrangement subject to Title I of ERISA or Code Section 4975.

4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

To induce Purchaser to enter into this Agreement, the Company represents and warrants to Purchaser that the following statements are true, correct, and complete in all material respects:

     4.1 Corporate Existence and Authority. The Company (a) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Indiana; (b) has all requisite corporate power and authority to own its assets and carry on its business as now conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement, the Purchase Documents, the Senior Loan Documents, and all Other Agreements to which it is or in connection with the transactions contemplated hereby, is to become, a party.

     4.2 Financial Statements. The Company has delivered to Purchaser (i) compiled financial statements of United Expressline, Inc. as, at and for the fiscal years ended 1998, 1999, and 2000, (ii) internal financial statements of United Expressline, Inc., as, at and for the four months ended June 30, 2001, and (iii) pro forma financial statements dated April 30, 2001. The financial statements referred to in clauses (i) and (ii) of this Section 4.2 have been prepared in accordance with GAAP (except as otherwise noted therein), and fairly present in all material respects the financial condition of the Company as of the respective dates indicated therein and the results of the Company's operations for the respective periods indicated therein. The pro forma balance sheets are, to the best knowledge of the Company after diligent inquiry and investigation, complete and accurate and fairly present the Company's assets, liabilities and financial condition, on the bases described above, as of the Closing Date, but taking into account the transactions contemplated by this Agreement, the Purchase Documents, the Obsidian Documents and the Senior Loan Documents and those contemplated as of the Closing Date under the Other Agreements. To the best knowledge of the Company after diligent inquiry and investigation, there are no omissions from the pro forma balance sheets or other facts and circumstances not reflected in the pro forma balance sheets, which are or may be material. As of June 30, 2001, the Company did not have any liabilities or obligations (absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in such financial statements which were, individually or in the aggregate, material to the condition, financial or otherwise, or operations of the Company as of that date which are not reflected on such financial statements. There has been no material adverse change in the condition, financial or otherwise, or operations of the Company since June 30, 2001, nor has there otherwise occurred a Material Adverse Effect.

     4.3 Default. The Company is not in violation of any material provision under any loan agreement, indenture, mortgage, lease, franchise, permit, license or other agreement or obligation to which it is a party or by which any of its properties is bound which is material. The Company is paying its debts as they become due.

     4.4 Authorization and Compliance with Laws and Material Agreements. The execution, delivery and performance by the Company of this Agreement, the Purchase Documents, the Senior Loan Documents, and the Other Agreements to which it is or may in connection with the transactions contemplated hereby become a party, have been or prior to the consummation of such transactions contemplated hereby will be duly all requisite action on the part of the Company and do not and will not violate their respective organizational documents or any law or any order of any court, governmental authority or arbitrator, and do not and will not upon the consummation of the transactions contemplated hereby conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien (except Permitted Liens) upon any assets of the Company pursuant to the provisions of any material loan agreement, indenture, mortgage, security agreement, franchise, permit, license or other instrument or agreement by which the Company or any of its properties is bound (the "Material Agreements"). Except as set forth on Schedule 4.4, no authorization, approval or consent of, and no filing or registration with, any court, governmental authority or third Person is or will be necessary for the execution, delivery or performance by the Company of this Agreement, the Purchase Documents, the Senior Loan Documents, and the Other Agreements to which it is a party or the validity or enforceability thereof. All such authorizations, approvals, consents, filings, and registrations described in Schedule 4.4 have been obtained. The Company is not in violation of its organizational documents or any material provision of any Material Agreement or any judgment or decree that is material, and is in full compliance with all material laws, regulations, and rules.

     4.5  Environmental  Condition  of the  Property.  Except  as  disclosed  on
Schedule 4.5:

     (a) The location, construction, occupancy, operation and use of the Property do not violate any applicable Environmental Law in a manner which could reasonably be expected to have a Material Adverse Effect;

     (b) Without limitation of paragraph (a) above, to the Company's knowledge, neither the Company nor the Property is subject to any existing, pending or threatened investigation or inquiry by any governmental authority or subject to any remedial obligations imposed by a governmental authority due to violations by the Company of applicable Environmental Laws, except for any such investigation, inquiry or obligations which could not reasonably be expected to have a Material Adverse Effect;

     (c)  The Company is not subject to any liability or obligation  relating to
          (i) the environmental conditions on, under or about the Property, including, without limitation, the soil and ground water conditions at the Property, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal, release or discharge of any Polluting Substance, except, in the case of clauses (i) and (ii), for any such liability or obligation which could not reasonably be expected to have a Material Adverse Effect;

     (d) There is no Polluting Substance or other substance that may pose any material risk to safety, health or the environment on, under or about any Property;

     (e) The Company has taken reasonable steps to determine and hereby represents and warrants that no Polluting Substances have been disposed of or otherwise released on, onto, into, or from the Property in violation of applicable Environmental Laws, and the use which the Company makes and intends to make of the Property does not and will not result in the disposal or other release of any Polluting
          Substances on, onto, into or from the Property in violation of applicable Environmental Laws; and

     (f) The Company has been issued all required federal, state, and local licenses, certificates or permits relating to, and the Property. The Company, and the Company's facilities, business, assets, leaseholds and equipment are all in compliance with, all applicable Environmental Laws, except for any that could not reasonably be expected to have a Material Adverse Effect.

     4.6 Solvency. The Company is not entering into the arrangements contemplated by this Agreement and the Other Agreements with the actual intent to hinder delay or defraud either present or future creditors. After giving effect to the transactions contemplated by the Senior Loan Documents, this Agreement, the Purchase Documents and the Other Agreements, the Company will be solvent, able to pay its debts as they mature, have capital sufficient to carry on its business and all businesses in which it is about to engage, and

     (a)  the  assets,  inclusive  of  goodwill,  of  the  Company,  at  a  fair
          valuation,   exceed  its  total  liabilities   (including  contingent,
          subordinated, unmatured and unliquidated liabilities);

     (b) current projections which are based on underlying assumptions which provide a reasonable basis for the projections and which reflect the Company's judgment based on present circumstances, the most likely set of conditions and the Company's most likely course of action for the period projected, demonstrate that the Company will have sufficient cash flow to enable them to pay their respective debts as they mature; and

     (c) the Company does not have an unreasonably small capital base with which to engage in its respective anticipated business.

For purposes of paragraph (a) of this Section 4.6, the "fair valuation" of the assets of the Company is determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at market value, deeming the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions.

     4.7 Litigation and Judgments. Except as disclosed on Schedule 4.7, there is no action, suit, proceeding or investigation before any court, governmental authority or arbitrator pending, or to the knowledge of the Company threatened, against or affecting the Company, this Agreement, the Purchase Documents, the Senior Loan Documents and/or the Other Agreements. Except as disclosed on
Schedule 4.7, there are no outstanding judgments against the Company. None of the matters listed on Schedule 4.7 could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     4.8 Rights in Properties; Liens. The Company has good and indefeasible title to all properties and assets reflected on its balance sheets, and none of such properties or assets is subject to any Liens, except Permitted Liens. The Company enjoys peaceful and undisturbed possession under all leases necessary for the operation of its other properties, assets, and businesses and all such leases are valid and subsisting and are in full force and effect. There exists no default under any provision of any lease which would permit the lessor thereunder to terminate any such lease or to exercise any rights under such lease which, individually or together with all other such defaults, could have a Material Adverse Effect. The Company has the exclusive right to use all of the Intellectual Property necessary or desirable to its business as presently conducted, and, to the best of the Company's knowledge, the Company's use of the Intellectual Property does not infringe on the rights of any other Person. To the best of the Company's knowledge, no other person is infringing the rights of the Company in any of the Intellectual Property. The Company owns or possesses all licenses, permits, franchises, authorizations, patents, patent applications, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are material to the Company without known conflict with the rights of others; to the best of the Company's knowledge, no such license or trademark has been declared invalid, been limited by order of any governmental authority or by agreement, or is the subject of any infringement, interference or similar proceeding or challenge; to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and to the best knowledge of the Company, there is no material violation by any Person of any right of the Company with respect to any patent, patent applications, copyright, service mark, trademark, trade name or other right owned or used by the Company. The Company does not owe any royalties, honoraria, or fees to any Person by reason of its use of the Intellectual Property.

     4.9 Enforceability. Each of this Agreement, the Purchase Documents, the Senior Loan Documents and the Other Agreements to which the Company is a party, when delivered, constitutes the legal, valid and binding obligations of the Company enforceable against it in accordance with its respective terms; subject, in the case of each of the foregoing, to (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies general, and (b) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     4.10 Indebtedness. The Company does not have any Indebtedness, except Indebtedness permitted under Section 7.1. All Indebtedness owed by the Company to any Affiliate thereof is set forth on Schedule 4.10.

     4.11 Taxes. The Company has filed all tax returns (federal, state, and local) required to be filed, including, without limitation, information returns, reports and forms, and has paid all of its tax liabilities, other than taxes that are being contested by the Company in good faith by appropriate actions or proceedings diligently pursued, and for which adequate reserves in conformity with GAAP with respect thereto have been established. The Company knows of no pending investigation of the Company by any taxing authority or pending but unassessed material tax liability of the Company. The Company has not made any presently effective waiver of any applicable statute of limitations or request for an extension of time to file a tax return, and the Company is not a party to any tax-sharing agreement.

     4.12 Use of Proceeds-, Margin Securities. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock in violation of Regulations G, U or X of the Board of Governors of the Federal Reserve System. Neither the Company nor any Person acting on its behalf has taken any action that might cause the transactions contemplated by this Agreement, the Purchase Documents, the Senior Loan Documents or any Other Agreements to violate Regulations G, U or X or to violate the Securities Exchange Act of 1934, as amended.

     4.13 Employee Benefit Matters. Each Plan maintained by the ERISA Controlled Group at any time has been operated and administered in substantial compliance with the provisions of ERISA, and the provisions of the Code applicable to it. Neither the ERISA Controlled Group nor any of their assets are subject to nor can they reasonably be expected to become subject to a lien as a result of the existence or operation of any Plan. The ERISA Controlled Group have not had an
"obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer pension plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)) at any time. No facts exist which will result in a material increase in the premium costs of any Plan for which benefits are insured or a material increase in benefit costs of any Plan, which provides self-insured benefits. As of the Closing Date, the ERISA Controlled Group has no material liabilities under any Plan that is not reflected in the Financial Statements. No facts or circumstances exist under which Company will incur any liability, nor will the assets or the real estate of the Company be chargeable with any liability, relating to any act or omission of the ERISA Controlled Group or their agents or representatives with respect to Plan at any time maintained by the ERISA Controlled Group. With respect to the Plans identified in Section 4.13:

     (a) all premiums payable under any insured Plan have been fully paid, and all contributions required to be made to any other Plan have been made;

     (b)  all Plans required by law to be funded have been fully funded; and

     (c) the assets to be conveyed to Purchaser pursuant to Section 1.5(g) are not less than the accrued benefits of the participants under the United Expressline, Inc. Deferred Compensation Plan.

     4.14 Delivery of Purchase Documents. Purchaser has received complete copies of the Purchase Documents and all documents executed in connection with the transactions contemplated thereby (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof, to the extent, in each of the foregoing cases, that each of the foregoing agreements and other documents have been prepared or executed and delivered, as the case may be, on or before the date hereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Purchaser.

     4.15 Delivery of Obsidian Documents. Purchaser has received complete copies of the Obsidian Documents and all documents executed in connection with the transactions contemplated thereby (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof, to the extent, in each of the foregoing cases, that each of the foregoing agreements and other documents have been prepared or executed and delivered, as the case may be, on or before the date hereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Purchaser.

     4.16 Disclosure. No representation or warranty made by the Company in the Senior Loan Documents, the Purchase Documents, or any Other Agreement to which the Company is a party contains any untrue fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Company that the Company has determined has had a Material Adverse Effect that has not been disclosed in writing to Purchaser. Except as disclosed on Schedule 4.15, no officer, director, shareholder or Affiliate of the Company or any individual related by blood, marriage or adoption to any such individual, or any entity in which any such Persons or individuals collectively own any beneficial interest in excess of 10% is a party to any agreement, contract, commitment or transaction with the Company or has any material interest in any material property used by the Company (each an "Affiliate Transaction").

     4.17 Subsidiaries and Capitalization. The Company has no Subsidiaries as of the date of this Agreement. All the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. The capitalization of the Company on the Closing Date is set forth on Schedule 4.16. No violation of any preemptive rights of shareholders of the Company has occurred by virtue of the transactions contemplated under this Agreement, the Purchase Documents, the Senior Loan Documents, or any Other Agreement. There are no outstanding contracts, options, warrants, instruments, documents or agreements binding upon the Company granting to any Person or group of Persons any right to purchase or acquire shares of the Company's capital stock, except pursuant to the Stock Purchase Documents and as set forth in
Schedule 4.16.

     4.18 Current Locations. The principal office of the Company is located at 19985 County Road 8, Bristol, Indiana 46507. The Company does not conduct any material operations or keep any material amounts of property at any other location, except the following: 68939 M 103, White Pigeon, Michigan. Schedule
4.17 accurately indicates whether each such location is owned or leased, and, if leased, identifies the owner of such location. No Person other than the Company has possession of any assets of the Company, except as disclosed on Schedule 4.17.

     4.19  Investment   Company  Act.   Neither  the  Company  nor  any  company
controlling the Company is required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     4.20 Public Utility Holding Company Act. The Company is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     4.21 No Burdensome Restrictions. The Company is not a party to, or bound by any agreement, condition, contract, or arrangement which has, or which the Company reasonably expects in the future will have, a Material Adverse Effect.

     4.22 Securities Laws. Assuming the accuracy of the representations of Purchaser set forth in Article III, and the compliance by each Holder with
Section 12.5 (including, without limitation, the accuracy of the representations of each Transferee in each Transfer Agreement to which such Transferee is party), the sale by the Company of the Senior Subordinated Note to the Purchaser is exempt from the registration requirements of the Securities Act and applicable state securities or blue sky laws.

     4.23 No Labor Disputes. Except as disclosed on Schedule 4.22, the Company is not involved in any labor dispute. Except as disclosed on Schedule 4.22, there are no strikes or walkouts or union organization of any of the Company's employees threatened or in existence and no labor contract is scheduled to expire during the term of this Agreement. The Company is in compliance with all laws, rules, regulations, orders, and decrees applicable to it or its properties, except for instances of noncompliance that, individually or in the aggregate, will not have a Material Adverse Effect.

     4.24 Brokers. Neither the Company nor any shareholders of the Company has dealt with any broker, finder, commission agent or other Person in connection with any of the transactions contemplated by the Purchase Agreements or any transactions referenced in or contemplated by this Agreement, nor is the Company or any shareholders of the Company under any obligation to pay any broker's fee or commission in connection with such transactions, except as set forth on
Schedule 4.23.

     4.25 Insurance. The amount and types of insurance carried by the Company, and the terms and conditions thereof, are substantially similar to the coverage maintained by companies in the same or similar business as the Company and similarly situated, and include, without limitation, property and casualty insurance, general liability insurance, business interruption insurance and other insurance in the amounts and of the types described in Section 6.12 hereof.

     4.26 Conduct of Business. On the Closing Date, each of the Company is engaged only in businesses of the type described in Schedule 4.25.

     4.27  Senior  Debt.   Simultaneously   with  the  issuance  of  the  Senior
Subordinated Note, the Senior Lender will provide United Expressline with the Senior Debt pursuant to the Senior Loan Documents

5.   CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

Purchaser's obligations hereunder are subject to (a) the performance by the Company of its obligations hereunder that by the terms hereof are to be performed at or prior to delivery of the Senior Subordinated Note, and (b) the satisfaction of the following conditions on or before the Closing Date (all such obligations and conditions being set forth in more detail on Exhibit J attached hereto):

     5.1 Senior Loan Documents. All terms and conditions of the Senior Loan Documents delivered by the Company to the Purchaser pursuant to Section 5.5(i) hereof (including, without limitation, the rate of interest, principal amortization and maturity of the credit facilities established thereunder) are satisfactory to Purchaser. The Senior Loan Documents are being consummated simultaneously with the sale of the Senior Subordinated Note.

     5.2 Danzer and Seller Debt. All terms and conditions of the Danzer Debt and the Seller Debt (including, without limitation, the rate of interest (which may not, in the case of the Seller Debt, exceed 9% per annum), principal amortization and maturity of the credit facilities established thereunder) are satisfactory to Purchaser.

     5.3 Purchase Document Transactions. The Purchase Documents will have been duly executed and delivered by the parties thereto, all conditions to the consummation of the transactions contemplated thereby will have been satisfied or waived with Purchaser's consent, and the terms and provisions of the Purchase Documents and the structure of the transactions contemplated thereby is satisfactory to Purchaser.

     5.4 Obsidian Document Transactions. The Obsidian Documents will have been duly executed and delivered by the parties thereto, all conditions to the consummation of the transactions contemplated thereby will have been satisfied or waived with Purchaser's consent, and the terms and provisions of the Obsidian Documents and the structure of the transactions contemplated thereby is satisfactory to Purchaser.

     5.5 No Litigation; Consummation of Transactions. No injunction, preliminary injunction, or temporary restraining order is threatened or exists which prohibits or may prohibit the transactions contemplated herein or any other related transaction, and no litigation or similar proceeding (including, without limitation, any litigation or other proceeding seeking injunctive or similar relief) is threatened or exists with respect to the transactions contemplated herein that, if adversely determined, could in the judgment of Purchaser have a Material Adverse Effect.

     5.6 Documents. Purchaser will have received the following, each in form and substance satisfactory to Purchaser:

     (a) Senior Subordinated Note. The Senior Subordinated Note issued in the name of HCIC duly executed by the Company;

     (b) Stock Purchase Documents. The Danzer Stock, duly issued by Danzer to HCIC as specified in the Stock Purchase Agreement, along with the other fully executed Stock Purchase Documents and all other documents and instruments required pursuant thereto;

     (c) This Agreement; Other Agreements. This Agreement and all Other Agreements, together with completed schedules and exhibits thereto, duly executed and delivered by the parties thereto;

     (d) Insurance. A written report from an insurance broker acceptable to Purchaser, confirming that the amount of the Company's insurance coverage and the terms and conditions thereof are substantially similar to policies maintained by companies similarly situated to the Company and engaged in the same or a similar business;

     (e) Approvals and Consents. Copies, certified by the Company, of all consents, authorizations, filings, licenses and approvals, if any, required in connection with the consummation of the transactions contemplated by the Purchase Documents, the execution, delivery and performance by the Company, or the validity and enforceability of, this Agreement, the Senior Loan Documents, the Purchase Documents or the Other Agreements to which the Company is a party;

     (f) Opinion of Counsel to the Company. The written legal opinions of the Company's legal counsel, Riley, Bennett and Egloff, LLP satisfactory to HCIC;

     (g) General Certificate of the Company's Secretary. A certificate of the Secretary of the Company together with true, correct and complete copies of the following:

          (1) Charter. The charter documents of the Company, including all amendments thereto, certified by the Secretary of State of the state of its incorporation and dated within thirty (30) days prior to the Closing Date;

          (2) By-Laws. The By-Laws of the Company, including all amendments thereto;

          (3) Resolutions. The resolutions of the Board of Directors of the Company authorizing -the execution, delivery and performance of this Agreement, the Purchase Documents, the Stock Purchase Documents, the Senior Loan Documents, and the Other Agreements to which the Company is a party;

          (4) Existence and Good Standing Certificates. Certificates of the appropriate government officials of the state of incorporation of the Company as to its existence and good standing, and certificates of the appropriate government officials in each state where the Company does business and where failure to qualify as a foreign corporation would have a Material Adverse Effect, as to its good standing and due qualification to do business in such state, each dated within thirty (30) days prior to the Closing Date; and

          (5) Incumbency. The names of the officers of the Company authorized to sign this Agreement and the Other Agreements to be executed by the Company, together with a sample of the true signature of each such officer;

     (h) Senior Loan Documents. Copies of the Senior Loan Documents and each document relating thereto, and a certificate of the Chief Executive Officer and Chief Financial Officer of the Company certifying that the attached documents are a true, correct and complete set of the Senior Loan Documents, that all conditions precedent to funding of the Senior Debt have been met or waived with Purchaser's written consent, and that those transactions are being consummated simultaneously with the sale of the Senior Subordinated Note;

     (i) Purchase Documents. Copies of the Purchase Documents and each document relating thereto, and a certificate of the Chief Executive Officer and Chief Financial Officer of the Company certifying that the attached documents are a true, correct and complete set of the Purchase Documents, that all conditions precedent to funding to the transactions contemplated by the Purchase Documents have been met or waived, and that those transactions are being consummated simultaneously with the sale of the Senior Subordinated Note;

     (j) Obsidian Documents. Copies of the Obsidian Documents and each document relating thereto, and a certificate of the Chief Executive Officer and Chief Financial Officer of Obsidian certifying that the attached documents are a true, correct and complete set of the Obsidian Documents, that all conditions precedent to funding to the transactions contemplated by the Obsidian Documents have been met or waived, and that those transactions are being consummated simultaneously with the sale of the Senior Subordinated Note;

     (k) Danzer and Seller Debt Documents. Copies of the documents evidencing the Danzer Debt and the Seller Debt and each document relating thereto, and a certificate of the Chief Executive Officer and Chief Financial Officer of the Company certifying that the attached documents are a true, correct and complete set of such documents, that all conditions precedent to funding to the transactions contemplated by the such documents have been met or waived, and that those transactions are being consummated simultaneously with the sale of the Senior Subordinated Note;

     (1) Communication with Accountants. Purchaser will have received a copy of a letter from the Company addressed to its accountants, authorizing such accountants to disclose to the Holders Representative such financial information concerning the Company as the Holders
          Representative may reasonably request to assist the Holders Representative in determining compliance by the Company with any of the financial covenants contained in Article VI and Article VII hereof;

     (m) Transaction Certificate. A certificate of the Chief Executive Officer and the Chief Financial Officer of the Company that, to the best of their knowledge after due investigation, all conditions precedent to the effectiveness of this Agreement have been satisfied or waived;

     (n) Environmental Reports. Phase I environmental reports addressed to the Holders Representative and the Senior Lender, prepared in substantial conformance with standards set forth in ASTM document E 1527-97, by ESA1 or an other independent environmental consulting firm satisfactory to the Holders Representative with respect to the Properties that state that the Holders Representative may rely thereon and that do not evidence any violation of applicable Environmental Laws which is unacceptable to Holders Representative.


     (o)  Employment   Agreements.   The  executed  employment  and  non-compete
          agreements between the Company and Gary H. Stanley the terms of which are acceptable to. Purchaser.

     (p) Financial Information; Opening Day Balance Sheet. The financial information described in Section 4.2 of this Agreement, certified as true, complete and correct by the Company, and an unaudited opening day balance sheet giving effect to the transactions contemplated by this Agreement and the Other Agreements, the Senior Loan Documents, the Obsidian Documents, and the Purchase Documents.

     (q) Lien Searches. All-lien searches satisfactory in scope and substance to the Purchaser.

     (r) Recordings and Filings. The Company shall have executed and delivered all financing statements and other filings as are required to be filed, registered or recorded in order to create, in favor of the Purchaser, a second-priority perfected Lien in all of the Company's assets, together with evidence satisfactory to the Purchaser that all necessary filing fees and recording and other similar fees, taxes and expenses related to such filings, registrations and recordings have been paid in full.

     (s) Title Work; Surveys. For each Property that is subject to a Mortgage, a lender's title insurance policy in ALTA form (or such other form as is satisfactory to the Purchaser), and a survey, performed by a surveyor with qualifications acceptable to the Purchaser, certified to the Purchaser and complying with the minimum detail requirements for land title surveys as adopted by the American Land Title Association and Congress on Surveying and Mapping.

     (t) Additional Information Other Documents, and Agreements. Such other information, documents, agreements, commitments, and undertakings as Purchaser or Purchaser's counsel may reasonably request.

     5.7 Equity Contribution. Evidence satisfactory to the Purchaser that Obsidian has contributed $1,500,000 in equity to the Company.

     5.8 Material Adverse Change. For the period from May 31, 2001 to the Closing Date, there will have been no occurrence or event which, in Purchaser's opinion, has or could have a Material Adverse Effect.

     5.9 Fees and  Expenses.  An  underwriting  fee in the  amount  set forth in
Section 11. 44, will have been paid to Purchaser. All other fees then payable pursuant to this Agreement which are due on or prior to the Closing Date (including the fees, expenses and disbursements of the Purchaser's counsel) will have been paid to Purchaser (or such counsel, as applicable).

     5.10 No Event of Default. No Event of Default or Potential Default will have occurred and be continuing.

5.11  Representations  and  Warranties.  All
representations and warranties contained in this Agreement and the Other Agreements will be true and correct on the Closing Date.

6.   AFFIRMATIVE COVENANTS

The Company covenants and agrees that, from the date hereof and until the Senior Subordinated Obligations (other than Indemnification Obligations) have been finally and irrevocably paid in full in accordance with the terms hereof and thereof:

     6.1 Financial Statements. The Company will furnish to Purchaser:

     (a) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year of the Company, beginning with the Fiscal Year ending December 31, 2001, (i) a copy of the financial statements of the Company for such Fiscal Year containing a balance sheet, statement of income, statement of stockholders' equity, and statement of cash flow as at the end of such Fiscal Year and for the fiscal year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified by Birk, Gross, Bell & Coulter P.C., or any "Big Six" firm of independent certified public accountants (or successor firms), to the effect that such financial statements have been prepared in accordance with GAAP; (ii) a certificate by such independent certified public accountants confirming the calculations set forth in the officers' certificate delivered simultaneously therewith in accordance with Section 6.2(a); and (iii) a comparison of the actual results during such Fiscal Year to those originally budgeted by the Company prior to the beginning of such Fiscal Year, along with management's discussion and analysis of variances, as well as, variances between actual results for such Fiscal Year and actual results for the previous Fiscal Year. The annual audit report required hereby will not meet the requirements of this Section 6.1 (a) if it is qualified on the basis that the Company is not a going concern or otherwise qualified or limited because of restricted or limited examination by the accountant of any material portion of any of the. records of the Company.

     (b) As soon as available, and in any event within thirty (30) days after the end of each Fiscal Month, a copy of an unaudited financial report of the Company and as of the end of such Fiscal Month and for the portion of the Fiscal Year then ended, containing balance sheets, statements of income, and statements of cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, along with management's discussion and analysis all in reasonable detail, including, without limitation, a comparison of the actual results for such period to those originally budgeted by the Company prior to the beginning of such fiscal period and for the Fiscal Year to date.

     (c)  Simultaneously with the delivery of financial  information pursuant to
          Section 6.1 (b) in respect of any month which is the last month of any Fiscal Quarter, management's discussion and analysis of variances between the results for the portion of the current Fiscal Year ended on the last day of such Fiscal Quarter and the corresponding period of the preceding Fiscal Year; all in a format reasonably acceptable to the Holder's Representative.

     (d) As soon as available, and in any event within sixty (60) days after the Closing Date, a balance sheet of the Company that has been reviewed by Birk, Gross, Bell & Coulter, P.C., or such other nationally recognized firm of independent certified public accountants approved by Purchaser, dated as of the Closing Date, which has been restated using purchase accounting in accordance with APB 16 and which gives effect to the issuance of the Senior Subordinated Note and the Stock Purchase Documents, and the financing transactions contemplated by the Senior Loan Agreement as if all commitments therein available to the Company as of the Closing Date were fully utilized, certified by the Chief Executive Officer and the Chief Financial Officer of the Company as fairly presenting the Company's financial position.

     (e) On or before thirty (30) days prior to the beginning of each Fiscal Year of the Company, a draft of the annual budget or business plan for such Fiscal Year, including a projected consolidated and consolidating balance sheet, income statement, and cash flow statement for such year, and, promptly during each Fiscal Year, all revisions thereto approved by the Board of Directors of the Company.

     (f) As soon as available, copies of all final reports or letters submitted to the Company by its independent certified public accountants in connection with each annual, interim or special audit of the financial statements of the Company made by such accountants, including, without limitation, any management report (and the Company agrees to obtain such a report in connection with each of its annual audits by its independent public accountants).

     6.2 Certificates: Other Information. The Company will furnish to Purchaser all of the following:

     (a) Concurrently with the delivery of each of the financial statements referred to in Section 6.1(a) and Section 6.1(b), a certificate of an authorized officer of the Company in the form of the officer's certificate attached hereto as Exhibit I (i) stating that no Potential Default or Event of Default has occurred and is continuing or, if such officer has knowledge of a Potential Default or Event of Default, the nature thereof specifying the steps taken or proposed to remedy such matter, (ii) showing in reasonable detail the calculations showing compliance with Sections 6.18, and 7.10, (iii) stating that the financial statements attached have been prepared in accordance with GAAP and fairly and accurately present (subject to year-end audit adjustments, for the annual certificates) in all material respects the financial condition and results of operations of the Company at the date and for the period indicated therein, (iv) containing summaries of accounts payable agings, accounts receivable agings, and inventory;
          (v) (A) containing a schedule of the outstanding Indebtedness for borrowed money of the Company describing in reasonable detail each such debt issue or loan outstanding, the name, address and telephone/fax numbers of each of the holders or lenders, as the case may be, of such debt issue or loan outstanding, the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan outstanding and (B) making a statement in respect each thereof similar to statement required in clause (a)(i) above.

     (b) As soon as available, (i) a copy of each financial statement, report, notice or proxy statement sent by the Company to its stockholders in their capacity as stockholders, (ii) a copy of each regular, periodic or special report, registration statement, or prospectus filed by the Company with any securities exchange or the Securities and Exchange Commission or any successor agency, (iii) any material and adverse order issued by any court, governmental authority, or arbitrator in any material proceeding to which the Company is a party, (iv) copies of all press releases and other statements made available generally by the Company to the public generally concerning material developments in the Company's business, and (v) a copy of all correspondence and Representative).

     (c) Promptly, such additional information concerning the Company as the Holders Representative may reasonably request.

     6.3 Books and Records, Accounting System. The Company shall keep, (a) proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books from its earnings allowances against doubtful receivables, advances and investments and all other proper accruals (including, without limitation, by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection will be made in accordance with, or as required by, GAAP consistently applied. The Company will maintain a modern system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP.

     6.4 Financial Disclosure. The Company hereby irrevocably authorizes and directs Birk, Gross, Bell & Coulter, P.C. (or its successor as the Company's principal outside accountant) during the term of this Agreement to exhibit and deliver to the Holders Representative copies of any of the Company's financial statements, trial balances or other accounting records of any sort in such accountant's possession, and to disclose to the Holders Representative any information it may have concerning the Company's financial status and business operations, provided, however, that any request hereunder for documents, analyses or other information made to such accountants will first be made to the Company.

     6.5  Disclosure of Material  Matters.  The Company will,  immediately  upon learning thereof, report to the Holders Representative (a) all matters materially affecting the value, enforceability or collectibility of any portion of its assets including, without limitation, changes to significant contracts, schedules of equipment, changes of significant equipment or real property, the reclamation or repossession of, or the return to the Company of, a material amount of goods and material claims or disputes asserted by any customer or other obligor, which matters could have a Material Adverse Effect, and (b) any material adverse change in the relationship between the Company any of its respective suppliers or customers which could have a Material Adverse Effect.

     6.6 Maintenance of Properties. The Company will operate and maintain in good condition and repair (ordinary wear and tear excepted) and replace as necessary, all of its assets and properties which are necessary or useful in accordance with sound business practices in the proper conduct of its business so that the value and operating efficiency of its assets and properties are maintained and preserved. The Company will at all times maintain the Intellectual Property in full force and effect, and will defend and protect the Intellectual Property against all adverse claims, except to the extent that the failure to so maintain, defend or protect such Intellectual Property would not have a Material Adverse Effect.

     6.7 Payment of Taxes and Claims. The Company will pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, vault, water and sewer rents, rates, charges, levies, permits, inspection and license fees and other governmental and quasi-governmental charges and any penalties or interest for nonpayment thereof, heretofore or hereafter imposed or which may become a Lien upon any property owned by the Company or arising with respect to the occupancy, use, possession or leasing thereof (collectively the "Impositions") and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, the Company will not be required to pay or discharge any claim for labor, material, or supplies or any Imposition which meets each of the following requirements: (i) such claim or Imposition is being contested in good faith by appropriate actions or proceedings diligently pursued, (ii) adequate reserves in conformity with GAAP with respect thereto have been established to the reasonable satisfaction of Purchaser, and (iii) such claim or Imposition (or any Lien arising therefrom) would not otherwise constitute an Event of Default under this Agreement.

     6.8 Compliance with Laws. The Company shall comply with all acts, rules, regulations, and orders of any legislative, administrative, or judicial body or official applicable to the operation of the Company's business if noncompliance with such acts, rules, regulations, or orders could have a Material Adverse Effect.

     6.9 Leasehold Obligations; Material Agreements. The Company shall at all times pay, when and as due, its rental obligations under all material leases under which it is a tenant or lessee, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at the request of the Holders Representative, will provide evidence of its having done so. The Company shall comply in all with all agreements, indentures, mortgages, deeds of trust or other agreements binding on it or affecting its properties or business where the failure to so comply would have a Material Adverse Effect.

     6.10 Insurance. The Company will maintain, with financially sound, reputable and solvent companies, insurance policies (a) insuring its assets and business against loss by fire, explosion, theft, business interruption and other risks and casualties as are customarily insured against by companies engaged in the same or a similar business, (b) insuring it against liability for personal injury and property damages relating to its assets, such policies to be in such amounts and covering such risks as are usually insured against by companies engaged in the same or a similar business and use reasonably satisfactory to the Majority Holders. All general liability policies will be endorsed in favor of the Holders as an additional insured. The Company shall (i) deliver copies of all such policies to the Holders Representative within 30 days after the Closing Date, and from time to time thereafter upon request, (ii) pay, or cause to be paid, all premiums for such insurance before such premiums become due, (iii) furnish to the Holders Representative satisfactory proof of the timely making of such payments, and (iv) cause such policies to require the insurer to give notice to the Holders Representative of termination or reduction in coverage of any such policy at least 30 days before such termination or reduction is to be effective.

     6.11  Inspection  Rights.  At any time and from time to time during  normal business hours, the Company will permit representatives of the Holders Representative to examine and make copies of the books and records of, and visit and inspect the properties of, the Company and to discuss the business, operations, and financial condition of the Company with its officers and employees and with its independent certified public accountants. In accordance with the terms of Section 12.1 hereof, the Company will promptly reimburse the Holders Representative for all expenses incurred by its representatives in connection with such inspections.

     6.12 Notices.  The Company will promptly,  but in any event within five (5)
Business  Days  after  first  becoming   aware   thereof,   notify  the  Holders
Representative  in writing  of:

     (a) the commencement of any action, suit, or proceeding against the Company that, in its reasonable judgment, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect;

     (b) the occurrence of an event of default or an event which with the passage of time or giving of notice or both constitutes an event of default under any of the Senior Loan Documents or under any instrument or agreement evidencing any other Indebtedness of the Company, which notice must specify the nature of such event, condition or default and what action the Company has taken or is taking or proposes to take with respect thereto; or

     (c) any other matter that has had or, in the reasonable judgment of the Company, is likely to have, a Material Adverse Effect; and

     (d) The occurrence of a Potential Default or an Event of Default, which notice must specify the nature of such event, condition or default and what action the Company has taken or is taking or proposes to take with respect thereto.

The Company shall accompany any notification required by this Section 6.12 with a certificate of the Chief Executive Officer or Chief Financial Officer setting forth the details of the specified events and the action which the Company proposes to take with respect thereto.

     6.13 Additional Notices. Promptly after receipt, the Company shall provide the Holders Representative with copies of all notices (including notices of default), statements and financial information, including notices of default, received from the Senior Lender under the Senior Loan Agreement and any other creditor or lessor with respect to the acceleration of the maturity of any item of Indebtedness for borrowed money which, if not paid, could give rise to an Event of Default under Section 8.1(b) or the repossession of material property from the Company.

     6.14 Senior Loan Document Amendments. The Company shall promptly provide the Holders Representative with copies of all proposed amendments to the Senior Loan Documents and of all other loan agreements to which the Company is a party.

     6.15 Further Assurances. The Company shall execute and deliver, from time to time, upon the reasonable request of the Holders Representative, such supplemental agreements, statements, assignments and transfers, or instructions on documents as may be necessary in order that the full intent of the parties to this Agreement and the Other Agreements may be carried into effect.

     6.16 Compliance with ERISA and the Code. The Company will comply, and will cause each other member of any ERISA Controlled Group to comply, with all minimum funding requirements, and all other material requirements, of ERISA and the Code, if applicable, to any Employee Benefit Plan it or they sponsor or maintain, so as not to give rise to a Material Adverse Effect. The Company will pay, and will cause each other member of any ERISA Controlled Group to pay, when due any amount payable by it to the Pension Benefit Guaranty Corporation.
Promptly  after  the  filing  thereof  and  upon  the  request  of  the  Holders
Representative therefore, the Company shall furnish to the Holders Representative with regard to each Employee Benefit Plan, copies of each annual report required to be filed pursuant to Section 104 of ERISA in connection with each such plan for each plan year.

     6.17 Compliance with Regulations G, U and X. Neither the Company nor any Person acting on its behalf will take any action which might cause this Agreement, the Senior Subordinated Note, the Stock Purchase Documents, the Senior Loan Documents or any Other Agreements to violate, and the Company will take all actions necessary to cause compliance with, Regulations G, U and X of the Board of Governors of the Federal Reserve System and the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect.

     6.18 Financial Covenants. The Company shall maintain and keep in full force and effect each of the financial covenants set forth below. The calculation and determination of each such financial covenant, and all accounting terms contained therein, must be so calculated and construed in accordance with GAAP and is subject to adjustment for consistency following the Company furnishing to the Holders Representative the balance sheets described in Section 66-1 of this
Agreement:

     (a) Minimum EBITDA. The Company shall not permit EBITDA of the Company as of any of the Fiscal Quarter ends set forth below (in each case, for the EBITDA Testing Period applicable to such Fiscal Quarter end) to be less than the amount corresponding to such Fiscal Quarter end as set forth below:

        Fiscal Quarter End              Minimum EBITDA
        12/31/01                        $  496,000
        03/31/02                        $1,319,000
        06/30/02                        $2,239,000
        09/30/02                        $2,942,000
        12/31/02                        $3,062,000
        03/31/03                        $3,180,000
        06/30/03                        $3,311,000
        09/30/03                        $3,411,000
        12/31/03                        $3,499,000
        03/31/04                        $3,624,000
        06/30/04                        $3,763,000
        09/30/04                        $3,869,000

     6.16 Compliance with ERISA and the Code. The Company will comply, and will cause each other member of any ERISA Controlled Group to comply, with all minimum funding requirements, and all other material requirements, of ERISA and the Code, if applicable, to any Employee Benefit Plan it or they sponsor or maintain, so as not to give rise to a Material Adverse Effect. The Company will pay, and will cause each other member of any ERISA Controlled Group to pay, when due any amount payable by it to the Pension Benefit Guaranty Corporation.
Promptly  after  the  filing  thereof  and  upon  the  request  of  the  Holders
Representative therefore, the Company shall furnish to the Holders Representative with regard to each Employee Benefit Plan, copies of each annual report required to be filed pursuant to Section 104 of ERISA in connection with each such plan for each plan year.

     6.17 Compliance with Regulations G, U and X. Neither the Company nor any Person acting on its behalf will take any action which might cause this Agreement, the Senior Subordinated Note, the Stock Purchase Documents, the Senior Loan Documents or any Other Agreements to violate, and the Company will take all actions necessary to cause compliance with, Regulations G, U and X of the Board of Governors of the Federal Reserve System and the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect.

     6.18 Financial Covenants. The Company shall maintain and keep in full force and effect each of the financial covenants set forth below. The calculation and determination of each such financial covenant, and all accounting terms contained therein, must be so calculated and construed in accordance with GAAP and is subject to adjustment for consistency following the Company furnishing to the Holders Representative the balance sheets described in Section 66-1 of this
Agreement:

     (a) Minimum EBITDA. The Company shall not permit EBITDA of the Company as of any of the Fiscal Quarter ends set forth below (in each case, for the EBITDA Testing Period applicable to such Fiscal Quarter end) to be less than the amount corresponding to such Fiscal Quarter end as set forth below:
        Fiscal Quarter End              Minimum EBITDA
        12/31/01                        $  496,000
        03/31/02                        $1,319,000
        06/30/02                        $2,239,000
        09/30/02                        $2,942,000
        12/31/02                        $3,062,000
        03/31/03                        $3,180,000
        06/30/03                        $3,311,000
        09/30/03                        $3,411,000
        12/31/03                        $3,499,000
        03/31/04                        $3,624,000
        06/30/04                        $3,763,000
        09/30/04                        $3,869,000

        Fiscal Quarter End              Minimum EBITDA
        12/31/04                        $3,963,000
        03/31/05                        $4,095,000
        06/30/05                        $4,243,000
        09/30/05                        $4,356,000
        12/31/05                        $4,455,000
        03/31/06                        $4,555,000
        06/30/06                        $4,555,000

     (b) Minimum Fixed Charge Coverage Ratio. For each Cumulative Twelve Month Fiscal Period commencing with the Fiscal Month ending July 31, 2001, the Company shall maintian a Fixed Charge Coverage Ratio of not less than 1.1 to 1.0.

     (c) Funded Debt to EBITDA Ratio. The Company shall not permit the Funded Debt to EBITDA Ratio of the Company as of any of the Fiscal Quarter ends set forth below (in each case, for the EBITDA Testing Period applicable to such Fiscal Quarter end) to exceed the ratio corresponding to such Fiscal Quarter end as set forth below:

        Fiscal Quarter End              Maximum Funded Debt to
                                        EBITDA Ratio
        12/31/01                        25.00 to 1
        03/31/02                         9.00 to 1
        06/30/02                         5.25 to 1
        09/30/02                         4.00 to 1
        12/31/02                         4.00 to 1
        03/31/03                         3.50 to 1
        06/30/03                         3.50 to 1
        09/30/03                         3.50 to 1
        12/31/03                         3.50 to 1
        03/31/04                         3.00 to 1
        06/30/04                         3.00 to 1
        09/30/04                         3.00 to 1
        12/31/04                         3.00 to 1
        03/31/05                         2.50 to 1
        06/30/05                         2.50 to 1
        09/30/05                         2.50 to 1
        12/31/05                         2.50 to 1
        03/31/06                         2.00 to 1
        06/30/06                         2.00 to 1

     (d) Minimum Capital Base. The Company shall maintain a minimum Capital Base at a level not less than $6,750,000.00 at all times until September 30, 2001, with the minimum Capital Base required hereunder increasing on September 30, 2001, and on the last day of each Fiscal Quarter thereafter, by seventy-five .,percent (75%) of the Company's net income for the Cumulative Twelve Month Fiscal Period then ended, exclusive of losses.

     (e) Maximum Capital Expenditures. The Company shall not make or incur any Capital Expenditures in the aggregate during any fiscal year in excess of Two Hundred Fifty Thousand Dollars ($250,000) without the
          Purchaser's   prior  written  consent.

     6.19 Board Observation and Membership.

     (a) The Company shall permit any representative designated by the Holders to (i) visit and inspect any of the properties of the Company; (ii) examine the corporate and financial records of Company and make copies thereof or extracts therefrom; and (iii) discuss the affairs, finances, and accounts of the Company with the directors, officers, key employees, and independent accountants of the Company.

     (b) The Company shall permit Purchaser, so long as any of the Senior Subordinated Note is outstanding or so long as Purchaser is a holder of any Common Stock, or owns any stock, warrants or other equity interest in the Company issued to it or received by it upon exercise, conversion or exchange thereof or as a dividend or other distribution with respect thereto, to designate, by written notice, two Persons to attend and observe all meetings of the Company's board of directors and all committees or sub-committees thereof. The Company shall (A) provide such designees notice of all such meetings not less than ten
          (10) business days in advance, except that (i) if longer advance notice is given to the members of the board of directors, the same advance notice will be given to such designees, and (ii) if exceptional circumstances arise which make it prudent for a special meeting of the board of directors to be called on less than ten (10) business days' notice, then such meeting may be called with such notice as may be reasonable at the time and the same advance notice given to the members of the board of directors will be given to such designees, and (B) provide to such designees, a copy of all materials distributed at such meetings. The Company shall hold such meetings in person at least quarterly. The designated observer may call such meetings on two occasions per calendar year on ten (10) business days' actual notice to the Company. The Purchaser may change its designees by written notice to the Company. The Company shall reimburse such observers for all reasonable expenses incurred relating to such meetings. Neither the Purchaser's observers nor any director who is also an officer of the Company will be paid any compensation for serving as an observer of the board or as a director, as the case may be.

     (c) The Company will (A) permit Purchaser, so long as any of the Senior Subordinated Note is held by Purchaser, to appoint in lieu of one representative observer, one person as a member of the Company's board of directors ("Purchaser Representative"). The Company will (A) provide such designees notice of all such meetings not less than ten
          (10) business days in advance, except that (i) if longer advance notice is given to the members of the board of directors, the same advance notice will be given to such designees, and (ii) if exceptional circumstances arise which make it prudent for a special meeting of the board of directors to be called on less than ten (10) business days' notice, then such meeting may be called with -such notice as may be reasonable at the time and the same advance notice given to the members of the board of directors will be given to such designees, and (B) provide to such designees, a copy of all materials distributed at such meetings. The Company will reimburse the Purchaser Representatives of the Company's board of directors for all reasonable expenses incurred traveling to and from such meetings. The Company shall not pay any of the management directors additional compensation for attending the board meetings. The Company shall not pay the Purchaser's Representative or any director who is also an officer of the Company any compensation for serving as a director of the Company.


     6.20 Environmental Costs.

     (a) The Company hereby indemnifies and holds each Holder harmless from and against any liability, loss, damage, suit, action or proceeding pertaining to violation by the Company of any Environmental Laws, including, but not limited to, claims of any federal, state or municipal government or quasi-governmental agency or any third person, whether arising under any federal, state or municipal law or regulation, or tort, contract or common law that relates to the Company.

     (b) To the extent the laws of the United States or any state in which the Company leases or owns property provide that a lien upon the property of the Company may be obtained for the removal of Polluting Substances which have been released, no later than sixty (60) days after notice is given by Purchaser to the Company, the Company shall deliver to Purchaser a report issued by a qualified, third party environmental consultant selected by the Company and approved by Purchaser certifying as to the existence of any Polluting Substances located upon or beneath the specified property, leased or owned. To the extent any such Polluting Substance is located therein or thereunder that either (i) subjects the property to Lien or (ii) requires removal to safeguard the health of any Person, the Company shall remove, or cause to be removed, such Lien and such Polluting Substance at the Company's expense.

7.   NEGATIVE COVENANTS

The Company covenants and agrees that from the date hereof until the Senior Subordinated Obligations have been finally and irrevocably paid in full in accordance with the terms hereof and thereof:

     7.1 Indebtedness. The Company shall not create, incur, issue, assume, guarantee or otherwise become liable for any Indebtedness except: (a) Permitted Indebtedness; (b) any extension, renewal or refinancing of any Permitted Indebtedness (other than the Senior Debt) on such terms and conditions as are, on the whole, no more onerous to the Company than the terms and conditions of such Permitted Indebtedness on the date of such extension, renewal or refinancing; (c) ordinary course trade payables or customer deposits; and (d) any replacement or refinancing of the Senior Debt; provided that (1) the interest rate or default rate is not greater than 2% above the rate then in effect pursuant to the Senior Loan Agreement, (ii) the amortization of principal on such refinancing is not for a shorter period or for greater annual amounts, than the amortization provided for in the Senior Loan Agreement, (iii) the maximum principal amount outstanding under the Senior Debt as so replaced or refinanced does not exceed the maximum principal amount of the Senior Debt permitted pursuant to the Senior Lender Intercreditor Agreement, unless the Company on the date of such replacement or refinancing will have made a prepayment on the Senior Subordinated Note to the Holders in an amount equal to such increased amount, together with any applicable Prepayment Fee and other amounts required under Section 2.3, and (iv) the final maturity date of any term loans are not extended. Any Permitted Indebtedness that is subordinated to the Senior Subordinated Obligations will continue to be subordinated to the Senior Subordinated Obligations on terms and conditions reasonably satisfactory to the Holders.

     7.2 Limitation on Liens. The Company shall not incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, except Permitted Liens.

     7.3 Merger, Acquisition, Dissolution and Sale of Assets. Other than in connection with transactions contemplated by the Purchase Agreement on the Closing Date, the Company shall not become a party to a merger or consolidation, purchase, or otherwise acquire all or a substantial part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, dissolve or liquidate. The Company shall not form, acquire, or permit the existence of any Subsidiary. The Company shall not, without the prior written consent of the Purchaser and the Holders, sell, sell-leaseback, lease as lessor, license, assign or transfer (whether in one transaction or a series of transactions) any of its assets or properties, except: (a) inventory in the 6rdinary course of business; and (b) equipment that is obsolete, worn out or no longer useful or necessary in the Company's business in the ordinary course of business, so long as the Net Proceeds of any such sales of Equipment will be applied first to the Senior Debt and then to the Senior Subordinated Obligations in accordance with the Senior Subordination Agreement.

     7.4 Negative Pledge. Until payment and performance in full of all of the Senior Subordinated Obligations and termination of this Agreement, the Company shall not, without Purchaser's prior written consent, pledge or suffer to exist any Lien (except for Permitted Liens) on any part of its assets. Except with respect to specific property encumbered to secure payment of Permitted Indebtedness as of the date hereof, or with respect to any amendment, renewal, extension, substitution, refinancing, restructuring or replacement of the Senior Debt in accordance with the terms of this Agreement, the Company shall not enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

     7.5 Restricted Payments. The Company shall not (i) make prepayments or advances in respect of Indebtedness to others (except to the Senior Lender in accordance with the Senior Loan Documents and to the Purchaser in accordance with this Agreement), except the Company.may endorse checks, drafts, and similar instruments for deposit or collection in the ordinary course of business and, so long as no Event of Default has occurred that has not been waived (and subject to the terms of any applicable subordination agreement), may pay scheduled principal and interest payments with respect to the Permitted Indebtedness, (ii) loan any money to or guaranty or assume any obligation of any other Person other than loans to employees in the ordinary course of business, the aggregate outstanding principal amount of all of which loans do not at any time exceeds One Hundred Thousand Dollars ($100,000) or (iii) declare or pay any dividends or make any other payments on the capital stock of, redeem, repurchase or retire any of the capital stock of, or make any other distribution to, their respective equity owners.

     7.6 Investments. Except as otherwise permitted by Section 7.1, the Company shall not (i) create any Subsidiary after the Closing Date, (ii) make or hold any investment in any common stocks, bonds or securities of any kind or any further capital contribution to any Person other than notes or securities issued by a customer of the Company in connection with a proceeding in respect of the Financial Impairment of such customer, (iii) be or become a party to any joint venture or other partnership, (iv) make or keep outstanding any advance or loan, or (v) be or become a guarantor of any kind.

     7.7 Transactions with Affiliates. The Company shall not enter into any transaction with any director, officer, employee, shareholder, or Affiliate of the Company, or any Affiliate or relative of the foregoing except transactions set forth on Schedule 7.7 or where the terms of such transaction are substantially similar to those negotiated in good faith by unrelated parties and disclosed to the Holder prior to execution of the transactions.

     7.8 Nature of Business. The Company shall not engage in any business other than the businesses set forth on Schedule 4.25, or any business reasonably related thereto.

     7.9 Modification of Senior Loan Agreement. Except to the extent permitted in the Senior Lender Intercreditor Agreement, the Company shall not without the prior written consent of the Holders agree or consent to any modification, amendment or waiver of any of the terms or provisions of the Senior Loan
Documents; provided, however, that nothing contained in this Section 7.9 prohibits or limits the Company's right to refinance the Senior Debt upon the terms set forth in Section 7.1 provided that the terms of such refinancing, taken as a whole, are not materially more onerous to the Holders than the terms of the Senior Loan Agreement as in effect on the Closing Date.

     7.10 Remuneration. The Company shall not (i) pay any management, consulting, or similar fees to any shareholder or Affiliate of the Company or to any director, officer, employee or immediate family member of any such Affiliate or shareholder, or (ii) pay compensation to Gary H. Stanley in excess of $250,000 annual base salary and bonus plus benefits substantially similar to those offered by United Expressline.

     7.11 R&D Expenditures. The Company will not make or incur any expenditures for research and development in the aggregate during any Fiscal Year in excess of Two Hundred Thousand Dollars ($200,000).

     7.12 Fiscal Year. The Company will not change its Fiscal Year or accounting methods without the Holders' prior written consent.

8.   EVENTS OF DEFAULT AND REMEDIES THEREFOR

     8.1 Events of Default. The occurrence of any one or more of the following events constitutes an "Event of Default:

     (a) Payment. Failure by the Company to make payment of principal or interest on the Senior Subordinated Note when due or failure by the Company to pay any other Senior Subordinated Obligations when required to be paid hereunder to the extent such failure is not remedied within three (3) Business Days after such required date of payment hereunder or thereunder; or

     (b) Representations and Warranties. Any warranty or representation made or deemed made by the Company in respect of the Company or any guarantor or obligor in this Agreement, in any of the Other Agreements, any certificate, document or financial or other written statement furnished at any time in compliance with this Agreement are proved to have been false or inaccurate in any material respect when made or deemed made; or

     (c) Violation of Covenants. Failure by the Company (in respect of the Company, any guarantor or obligor) to perform, keep, or observe any term, provision, condition or covenant contained in this Agreement which is required to be performed, kept, or observed by the Company (in respect of the Company, any Subsidiary of the Company, or any such guarantor) (other than those provisions, terms or conditions referenced in Sections 8.1 (a) and 8.1 (b) of this Agreement); or

     (d) Senior Loan Documents; Purchase Documents, Other Agreements. (a) Failure by the Company or any guarantor or obligor to perform, keep, or observe any other term, provision, condition or covenant contained in the Senior Loan Documents, the Purchase Documents or the Other Agreements that is required to be performed, kept, or observed by any of them, or (b) the occurrence of an Event of Default under (and as defined in) this Agreement or any off the Other Agreements; or

     (e) Cross-Default. (a) Default by the Company in respect of: (i) any Indebtedness of the Company in excess of One Hundred Thousand Dollars ($100,000), in the aggregate, (ii) the Senior Loan Agreement or any of the Senior Loan Documents, or (iii) any of the Other Agreements; where, in the case of any of clauses (i)-(iii) above, such default could permit the holder of such other Indebtedness to accelerate such Indebtedness or any portion thereof to the extent such default has not been waived, or (b) default by the Company in respect of any Material Agreement where such default (i) would permit the other party or parties to such agreement to terminate such agreement, (ii) has resulted or could reasonably be expected to result in a Material Adverse Effect; or

     (f) False or Misleading Reports. The making or delivering to the Purchaser by the Company, or any of its officers, employees, or agents, of any written statement, report, financial statement, or certificate which is not true and correct in any material respect when made; or

     (g) Material Adverse Effect. The occurrence of any Material Adverse Effect; or

     (h)  Termination of Existence.  The dissolution or termination of existence
          of  the  Company  or  any   guarantor   of  the  Senior   Subordinated
          Obligations; or

     (i)  Control. The occurrence of any Change of Control;

     (j) Failure of Enforceability of this Agreement, Credit Document; Security. If. (a) any covenant, material agreement or any Senior Subordinated Obligation of the Company of the Company or any of the Other Documents ceases to be enforceable, or is determined to be unenforceable, in accordance with its terms, or (b) the Company denies or disaffirms its obligations under this Agreement or any of the Other Documents or any of the Liens granted in connection therewith, or (c) any Liens in favor of the Purchaser granted in this Agreement or any of the Other Documents are determined to be void, voidable or invalid, or are subordinated or not otherwise given the priority contemplated by this Agreement, or (d) any perfected Liens granted in favor of the Purchaser are determined to be unperfected except in the normal course of the business of the Company as expressly contemplated and permitted by this Agreement and the Other Documents, or (e) Danzer revokes, or permits a payment default to occur under, the Capital Contribution Agreement; or

     (k) ERISA. If: (a) the Company, or any of its ERISA Affiliates or any other Person institutes any steps to terminate an Employee Benefit Plan of the Company, or such ERJSA Affiliates, which Employee Benefit Plan is subject to Title IV of ERISA and, as a result of such termination, the Company or ERISA Affiliate is or could reasonably be expected to be required to make a contribution to such Employee Benefit Plan the payment of which, when taken together with all like termination payments suffered by the Company or such ERISA Affiliates, either has resulted or could reasonably be expected to result in a Material Adverse Effect, or (b) the Company or such ERISA Affiliate fails to make a contribution to any Employee Benefit Plan which failure would be sufficient to give rise to a Lien under Section 302(f) of ERISA; or

     (l) Judgments. Any money judgment, writ or warrant of attachment or similar process involving (a) an amount in any individual case in excess of One Hundred Thousand Dollars ($100,000) or (b) an amount in the aggregate at any time in excess of One Hundred Thousand Dollars ($100,000), (to the extent not insured by an insurance carrier which has acknowledged coverage in the amount of the claim without any reservation of rights of which has been ordered by a court of competent jurisdiction to pay such claim) is entered or filed against the Company or against any of its assets and is not released, discharged, vacated, fully bonded or stayed within thirty (30) days after such judgment, writ or warrant of attachment or similar proceeding is entered; or

     (m) Forfeiture Proceedings. An adjudication against the Borrower in any criminal proceedings requiring the Company's forfeiture of any asset or assets having, either individually or in the aggregate, a value in excess of One Hundred Thousand Dollars ($100,000); or


     (n) Financial Impairment. The Financial Impairment of Danzer, the Company, or any guarantor of the Senior Subordinated Obligations.

     8.2 Remedies.

     (a) Defaults. Upon the occurrence of an Event of Default, the Purchaser has the right to declare all of the Senior Subordinated Obligations due or to become due from the Company to the Purchaser, whether under this Agreement, the Other Agreements, the Senior Subordinated Note or otherwise, at the option of the Purchaser, immediately due and payable, anything in the Senior Subordinated Note or other evidence of the Senior Subordinated Obligations or in any of the Other Agreements to the contrary notwithstanding.

     (b) General Rights and Remedies of Purchaser.. The Purchaser has all other legal and equitable rights to which the Purchaser may be entitled, all of which rights and remedies are cumulative, and none of which are exclusive, to the extent permitted by law, in addition to any other rights or remedies contained in this Agreement or in any of the Other Agreements.

     (c) Termination; Effect on Borrower Obligations. Any termination by the Purchaser pursuant to this Section 8.2 of its performance does not absolve, release, or otherwise affect the liability of the Company in respect of transactions prior to such termination or affect any of the Liens, rights, powers, and remedies of the Purchaser. Such Liens, rights, powers, and remedies continue, in all events, until all Senior Subordinated Obligations of the Company to the Purchaser are satisfied.

     (d) Remedies Cumulative. The above-stated remedies are not intended to be exhaustive and the full or partial exercise of any of such remedies does not preclude the full or partial exercise of any other remedy by the Purchaser under this Agreement, under any of the Other Agreements, or at equity or under law.

     9. SUBORDINATION

Notwithstanding any provision in this Agreement to the contrary, the Indebtedness evidenced by the Senior Subordinated Note is subordinate in right of payment to all regularly scheduled payments of principal and interest with respect to Senior Debt, and the rights and remedies hereunder of the Purchaser, each Holder and the Holders Representative are subordinate to the rights and remedies of the Senior Lender, in accordance with the terms of the Senior Lender Intercreditor Agreement. Nothing contained in this Article IX or elsewhere in this Agreement, in the Senior Subordinated Note or the Senior Lender Intercreditor Agreement is intended to or actually impairs, as between the Company, on the one hand, and Purchaser, each Holder and the Holders Representative, on the other hand, the obligations of the Company, which are absolute and unconditional, to pay to each Holder the principal of, Prepayment Fee (if any), Mandatory Prepayments (if any), and interest on the Senior Subordinated Note held by such Holder and all other Senior Subordinated Obligations owing to such Holder as and when the same become due and payable in accordance with their terms, or is intended to or actually affects the relative rights of Purchaser, each Holder and the Holders Representative and other creditors of the Company other than the holders of the Senior Debt, nor does anything herein or therein prevent Purchaser, each Holder and the Holders Representative from exercising all remedies otherwise permitted by applicable law upon an Event of Default under this Agreement.

10.  FORM OF SUBORDINATED NOTES, REGISTRATION, TRANSFER AND REPLACEMENT

     10.1 Form of Senior Subordinated Note. The Senior Subordinated Note initially delivered under this Agreement will be a fully registered note in the form attached hereto as Exhibit A. The Senior Subordinated Note is issuable only in fully registered form in principal denominations of at least $1,000,000 (or the then remaining outstanding balance thereof, if less than $1,000,000).

     10.2 Subordinated Note Register. The Company shall cause to be kept at the principal office a register for the registration and transfer of the Senior Subordinated Note. The Company shall record the names and addresses of each Holder of the Senior Subordinated Note, each date of transfer, together with a reasonably detailed description thereof, and the name and address of each transferee of the Senior Subordinated Note in such register.

     10.3 Issuance of New Senior Subordinated Note upon Exchange or Transfer. Upon surrender for exchange or registration of transfer of any Senior Subordinated Note to the Company at its address set forth in Section 12.3 (which Senior Subordinated Note will have been conspicuously marked "REPLACED") and, if such surrender is made in connection with any transfer, the submission to the Company of evidence satisfactory to it that the requirements of Section 12.5 have been satisfied, the Company shall execute and deliver, at the expense of the submitting Holder or any Transferee, one or more new Senior Subordinated Note having any denomination permitted by Sections 10.1 and 12.5. The newly issued Senior Subordinated Note must be: (a) in an aggregate principal amount equal to the aggregate principal amount of the surrendered Senior Subordinated
Note, (b) registered in the name of the surrendering Holder or, if such surrender is made in connection with any transfer, in the name of the applicable Transferee and (c) in the case of an exchange, dated the date of the surrendered Senior Subordinated Note or, in the case of a transfer, dated the date of such transfer. Every Senior Subordinated Note surrendered for registration of transfer must be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder of such Senior Subordinated Note or by his/her attorney duly authorized in writing.

     10.4 Replacement of Senior Subordinated Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Senior Subordinated Note and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity in such form and amount as is reasonably satisfactory to the Company or, in the event of such mutilation upon surrender and cancellation of the Senior Subordinated Note, the Company, without charge to the Holder thereof, will make and deliver a new Senior Subordinated Note of like tenor and the same series in lieu of such lost, . stolen, destroyed or mutilated Senior Subordinated Note. If any such lost, stolen or destroyed Senior Subordinated Note is owned by HCIC or any other Holder whose credit is satisfactory to the Company, then the affidavit of an authorized officer of such owner setting forth the fact of. loss, theft or destruction and of its ownership of the Senior Subordinated Note at the time of such loss, theft or destruction is accepted as satisfactory evidence thereof, and no further indemnity is required as a condition to the execution and delivery of a new Senior
Subordinated Note, other than a written agreement of such owner (in form reasonably satisfactory to the Company) to indemnify the Company.

11.  INTERPRETATION OF AGREEMENT

     11.1 Certain Terms Defined. When used in this Agreement, the terms set forth below are defined as follows:

"Affiliate" means any Person directly or indirectly controlling, controlled by, or under common control with, the Person in question. A Person is deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract, or otherwise.

"Affiliate Transaction" is defined in Section 4.15.

"Agreement" means this Note Purchase Agreement, including all schedules and exhibits hereto, as the same may be modified, supplemented, extended, and/or amended from time to time.

"Assignments of Leases" means each of the Michigan Assignment of Leases and the Encroachment Parcel Assignment of Leases. "Bank" means First Indiana Bank, with its principal office in Indianapolis, Indiana "Business Day" means a day of the year on which banks are not required or authorized to close in Columbus, Ohio.

"Capital Base" means the shareholders' equity of the Company plus the principal amount of the Company's indebtedness to HCIC, its indebtedness to Seller and Danzer to the extent subordinated to HCIC, and any other indebtedness of the Company that is subordinated to the Company's indebtedness to the Senior Lender and HCIC on terms acceptable to such parties.

"Capital Contribution Agreement" means that certain Capital Contribution Agreement in the form attached hereto as Exhibit E, by and among the Company, the Purchaser, the Senior Lender and Danzer, dated as of the Closing Date and providing, upon the terms and conditions set forth therein, for an equity contribution by Danzer to the Company in an amount of up to $1,000,000, as the same may from time to time be amended, restated, supplemented or otherwise modified.

"Capital Expenditures" means any and all amounts invested, expended or incurred (including Indebtedness under Capital Leases) by a Person in respect of the purchase, acquisition, improvement, renovation or expansion of any land and depreciable or amortizable property of such Person (including, without limitation, expenditures required to be capitalized in accordance with GAAP), each as determined on a consolidated basis in accordance with GAAP.

"Capital Leases" means, in respect of any Person, any lease of property imposing obligations on such Person, as lessee of such property, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

"Change of Control" means either (i) the ceasing of Danzer to have beneficial ownership or control of one hundred percent (100%) (on a fully-diluted basis, disregarding any director qualifying share ownership) of the combined voting power or economic benefit of the then outstanding equity interests of the Company entitled to vote generally in the election of directors or (ii) the ceasing of individuals who constitute the board of directors of Danzer on the Closing Date (the "Incumbent Board") to constitute for any reason at least a majority of the board of directors of Danzer at any time; provided, however, that any Person becoming a member of the board of directors of Danzer subsequent to the date hereof whose election (or nomination for election) was approved by a vote of at least 60% of the directors comprising the Incumbent Board will be considered for purposes hereof as though such Person was a member of the Incumbent Board (and the former member of the Incumbent Board who has been replaced thereby shall thereupon no longer be considered to be a member of the Incumbent Board).

"Closing Date" means July 27, 2001, or such later date on which all of the conditions stated in Article V of this Agreement have been met to Purchaser's satisfaction and the purchase price for the Senior Subordinated Note has been paid. "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder. "Company" means United Acquisition, Inc., an Indiana corporation and, unless the context requires otherwise, includes its Subsidiaries, if any. "Controlled Group" means any group of organizations within the meaning of Section 414(b), (c), (m) or (o) of the Code of which the Company is a member.

"Cumulative Twelve Month Fiscal Period" means a period consisting of twelve consecutive Fiscal Months, whether or not in the same Fiscal year of the Company. "Danzer Debt" means the Indebtedness owing by the Company to Danzer pursuant to a certain Subordinated Promissory Noted, dated as of the Closing Date, in the original principal amount of $500,000.

"Danzer Stock" means the Series C Convertible Preferred Stock, par value $0.001 per share, of Danzer to be issued to Purchaser.

"Danzer Subordination Agreement" means that certain Subordination Agreement, dated as of the Closing Date, executed by Danzer, the Senior Lender, and the Purchaser, in the form attached hereto as Exhibit G, pursuant to which the relative priorities of the Senior Lender and Purchaser with respect to the repayment of Senior Debt and the Senior Subordinated Obligations, on the one hand, and the Danzer Debt, on the other, are established, as the same may be amended, supplemented or otherwise modified from time to time.

"EBITDA" means, for any period, earnings before interest, taxes, depreciation, and amortization, all determined in accordance with GAAP. "EBITDA Testing Period" means (a) with respect to the Fiscal Quarter end occurring on December 31, 2001, the Fiscal Quarter ending on such date, (b) with respect to the Fiscal Quarter end occurring on March 31, 2002, the period commencing on October 1, 2001 and continuing through March 31, 2002, (c) with respect to the Fiscal Quarter end occurring on June 30, 2002, the period commencing on October 2001 and continuing through June 30, 2002, and (d) with respect to each Fiscal Quarter end occurring after June 30, 2002, the Cumulative Twelve Month Fiscal Period ending on such Fiscal Quarter end.

"Excess Cash Flow" means the remainder of. (A) EBITDA, minus (B) the sum of: (1) interest expense, (2) capital expenditures not made with borrowed funds, (3) cash taxes and/or member distributions permitted hereunder for the payment of taxes, plus (4) scheduled principal payments on term indebtedness including principal payments on Seller Debt permitted under the Subordination Agreements, plus or minus (C) changes in working capital.

"Employee Benefit Plan" means any employee benefit plan, as defined in Section 3(3) of ERISA, which is maintained by any member of an ERISA Controlled Group. "Encroachment Parcel Assignment of Leases" means an Assignment of Rents and Leases in the form attached hereto as Exhibit D-2 on the Property that is the subject of the Leasehold Mortgage, as the same may from time to time be amended, restated, supplemented or otherwise modified.

"Environmental Laws" means all federal, state, or local laws, ordinances, rules, regulations, and orders of courts or governmental administrative agencies or authorities relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, and subsurface strata), and other laws relating to (a) Polluting Substances or (b) the manufacture, processing, distribution, use, treatment, handling, storage, disposal, or transportation of Polluting Substances. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and the regulations promulgated thereunder.

"ERISA Controlled Group" means an entity that is a member of a group that includes the Company and which is treated as a single employer under Section 414(b) or (c) of the Code. In addition, for any purpose of this Agreement relating to Code Section 412, the term ERISA Affiliate means any entity aggregated with the Company under Code Sections 414(b), (c), (m), or (o). "Event of Default" is defined in Section 8.1.

"Excess Interest" is defined in Section 2.8.

"Financial Impairment" means, in respect of a Person, the distressed economic condition of such Person manifested by any one or more of the following events:

     (a)  the discontinuation of the business of the Person;

     (b) the adjudication of the Person as a debtor or having an order for relief under Title 11 of the United States Code entered against the Person;

     (c)  the Person ceases or in unable or admits in writing its inability,  to
          make  timely  payment  upon  the  Person's  debts,   obligations,   or
          liabilities as they mature or come due;

     (d)  assignment by the Person for the benefit of creditors;

     (e) voluntary institution by the Person or consent granted by the Person to the involuntary institution (whether by petition, compliant, application, default, answer (including, without limitation, an answer or any other permissible or required responsive pleading admitting:
          (i) the jurisdiction of the forum or (ii) any material allegations of the petition, complaint, application, or other writing to which such answer serves as a responsive pleading thereto), or otherwise) of any bankruptcy, insolvency, reorganization, arrangement, or similar proceeding pursuant to or purporting to be pursuant to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship, or similar law of any jurisdiction;

     (f) voluntary application by the Person for or consent granted by the Person to be involuntary appointment of any receiver, trustee, or similar officer (i) for the Person or (ii) of or for all or any substantial part of the Person's property; or

     (g) the commencement or filing against a Person, without such Person's application, approval or consent, of an involuntary proceeding or an involuntary petition seeking: (a) liquidation, reorganization or other relief in respect of such Person, its debts or all or a substantial part of its assets under any Federal, state or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect or
          (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person or for a substantial part of its assets, and, in any such case, either (i) such proceeding or petition continues undismissed for sixty (60) days or (ii) an order or decree approving or ordering any of the foregoing is entered.

"Fiscal Month" means any of the twelve consecutive monthly fiscal accounting periods collectively forming a Fiscal Year of the Company.

"Fiscal Quarter" means any of the four consecutive three-month fiscal accounting periods collectively forming a Fiscal Year of the Company.

"Fiscal Year" means the Company's regular annual accounting period for federal income tax purposes ending December 31.

"Fixed Charge Coverage Ratio" means the ratio of. (A) the Company's EBITDA plus capital contributions made to the Senior Lender under the Capital Contribution Agreement, over (B) the sum of the principal paid plus interest expense plus Capital Expenditures not paid from borrowed funds.

"Funded Debt" means, with respect to the Company at any time, the aggregate principal amount of all Indebtedness then outstanding that has an original maturity date or remains unpaid more than twelve (12) months after the date originally incurred. "Funded Debt to EBITDA Ratio" means, as of any date of determination, the ratio of the Company's Funded Debt as of such date to the Company's EBITDA for the EBITDA Testing Period applicable to such date.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession and which have been applied in the preparation of the financial statements referred to in Section 4.2 of this Agreement and otherwise consistently applied.

"Holders" means the Person or Persons who, at the time of determination, is the lawful owner of all or a portion of the Senior Subordinated Note, except that neither the Company nor any Affiliate of the Company (other than HCIC and its affiliates) will at any time be a Holder. Unless otherwise provided in this Agreement, in each instance that the consent or request of the Holders to an action is required, the Holders will be deemed to have consented to or requested such action, as the case may be, if the majority of the Holders so consent or request, as the case may be.

"Holders Representative" means at any date of determination (i) Purchaser, at all times during which Purchaser is a Holder of Senior Subordinated Note having an aggregate principal amount equal to greater than 50% of the then outstanding principal amount of all Senior Subordinated Note and (ii) at all other times, the Person appointed in writing by the majority of the Holders to act as their representative from time to time for purposes herein; provided that (A) the Holders Representative is (x) a Holder and (y) reasonably acceptable to the Company; and (B) the Company is given 5 Business Days' prior written notice of the appointment of any Holders Representative.

"Impositions" is defined in Section 6.7.

"Indebtedness" means, with respect to any Person, without duplication, (a) indebtedness for borrowed money, (b) obligations of such Person evidenced by bonds, indentures, notes or other similar instruments, (c) obligations of such Person for the deferred purchase price of property or services, (d) obligations of such Person as lessee under Capitalized Leases, (e) all obligations of such Person as an account party in respect of letters of credit or banker's acceptances, (f) liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA, (g) obligations of a third party secured by any Lien on the properties or assets of such Person, (h) obligations of such Person in respect of currency or interest rate swap or interest rate cap or comparable transactions, (i) obligations secured by any Lien on the properties or assets of such Person and (j) obligations under any direct or indirect guaranty in respect of indebtedness or obligations of a third party of the kinds referred to in clauses (a) through (i) above.

"Indemnification   Obligations"  means  Senior   Subordinated   Obligations  for
indemnification or contribution hereunder or under the Other Agreements.

"Indiana Mortgage" means the Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, executed by the Company in favor of the Purchaser in the form attached hereto as Exhibit C-1 on the Property owned by the Company in Elkhart County, Indiana, and commonly known as 19985 County Road 8, Bristol, Indiana, as the same may from time to time be amended, restated, supplemented or otherwise modified.

"Intellectual Property" means all patents, patent rights, patent applications, licenses, inventions, trade secrets, know-how, proprietary techniques (including processes and substances), trademarks, service marks, trade names, and copyrights. "Intercreditor Agreements" means each of (a) the Senior Lender Intercreditor Agreement, (b) the Seller Subordination Agreement, and (c) the Danzer Subordination Agreement.

"Leasehold Mortgage" means the Leasehold Mortgage executed by the Company in favor of the Purchaser in the form attached hereto as Exhibit C-3 on the leasehold interest of the Company created by that certain Real Estate Lease entered into by and among the Company, Joseph A. Hamlin, Trustee of the Joseph
A. Hamlin Trust dated September 11, 1992, Christopher C. Hamlin, and Dennis F. Jones, dated as of the Closing Date, with respect to certain real estate located in White Pigeon, St. Joseph County, Michigan, as the same may from time to time be amended, restated, supplemented or otherwise modified.

"Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, lease, financing statement, or conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Indebtedness or any other obligation, whether arising by agreement, operation of law, or otherwise.

"Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Company or (b) the impairment of the ability of any party to perform its obligations under this Agreement or any of the Other Agreements to which it is a party or of Purchaser to enforce or collect any of the Senior Subordinated Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect is deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

"Maximum Rate" is defined in Section 2.8.

"Michigan Assignment of Leases" means an Assignment of Rents and Leases in the form attached hereto as Exhibit D-1 on the Property that is the subject of the Michigan Mortgage, as the same may from time to time be amended, restated, supplemented or otherwise modified.

"Michigan Mortgage" means the Mortgage executed by the Company in favor of the Purchaser in the form attached hereto as Exhibit C-2 on the Property owned by the Company in St. Joseph County, Michigan, owned by the Company and commonly known as 68939 M 103, White Pigeon, Michigan 49099, as the same may from time to time be amended, restated, supplemented or otherwise modified. "Mortgages" means each of the Indiana Mortgage, the Michigan Mortgage and the Leasehold Mortgage.

"Obsidian"   means  Obsidian   Capital   Partners,   L.P.,  a  Delaware  limited
partnership.

"Obsidian Documents" means (a) the Share Exchange Agreement by and between Obsidian and Danzer dated as of July , 2001, together with all other documents, certificates, instruments and agreements contemplated thereby or executed and/or delivered in connection therewith, all as the same may from time to time be amended, restated, supplemented or otherwise modified, and all other documents, certificates, instruments and agreements contemplated thereby or executed and/or delivered in connection therewith, all as the same may from time to time be amended, restated, supplemented or otherwise modified.

"Other Agreements" means the Senior Subordinated Note, the Stock Purchase Documents, the Security Documents, the Intercreditor Agreements and all other agreements, instruments and documents (including, without limitation, notes, guarantees, powers of attorney, consents, assignments, contracts, notices, subordination agreements and all other written matter), and all renewals, modifications and extensions thereof, whether heretofore, now or hereafter executed by or for the benefit or on behalf of the Company and delivered to and for the benefit of Purchaser or any Person participating with Purchaser in the Senior Subordinated Note with respect to this Agreement or any of the transactions contemplated by this Agreement.

"PBGC" means the Pension Benefit Guaranty Corporation or any other governmental authority succeeding to any of its functions. "Pension Plan" means a defined benefit plan, as defined in Code Section 4.140) or ERISA Section 3(35) that is or will be established or maintained by any member of an ERISA Controlled Group.

"Permitted Indebtedness" means (a) any Indebtedness in favor of the Senior Lender under the Senior Loan Agreement and created pursuant thereto, (b) any Indebtedness in favor of Purchaser under this Agreement and/or the Other Agreements and created pursuant thereto, (c) presently existing or hereafter arising purchase money Indebtedness incurred by the Company to finance the acquisition of capital assets by the Company, subject to the limitations placed on capital expenditures in Section 7.10, (d) subject to the Seller Subordination Agreement, the Seller Debt, (e) subject to the Danzer Subordination Agreement, the Danzer Debt, and (0 the other Indebtedness set forth on Schedule 11.1(aA.

"Permitted Liens" means (a) Liens in favor of the Senior Lender under the Senior Loan Agreement in effect on the date hereof or created pursuant thereto, (b) Liens in favor of Purchaser under this Agreement and/or the Other Agreements;
(c) Liens securing purchase money Indebtedness incurred to finance the acquisition of capital assets by the Company (including any Lien in respect of a Capitalized Lease of personal property), subject to the limitations placed on Capital Expenditures in Section 6.18(e) hereof, but only so long as, and (i) such Lien attaches only to the asset so financed, and (ii) the Indebtedness secured by such Lien does not exceed 100% of the purchase price, including installation and freight, of the asset so financed; (d) Liens for taxes, assessments or government charges not yet due and payable; (e) materialmen's, mechanic's, carrier's, landlord's or other like Liens arising against the Company in the ordinary course of business for amounts that are not yet due and payable or which are being diligently contested in good faith, so long as the Purchaser has been notified thereof and adequate reserves are maintained for their payment; (f) pledges or deposits to secure only the payment of worker's compensation, unemployment insurance or other social security benefits (other than liens arising under ERISA) in the ordinary course of business; (g) zoning or deed restrictions, public utility easements, rights of way, minor title irregularities and similar matters relating to real property of the Company, in all such cases having no Material Adverse Effect; (h) Liens (i) which arise in connection with judgments or attachments the occurrence of which does not constitute an Event of Default, (ii) the execution or other enforcement of any such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and (iii) which are junior in priority to the Liens of the Purchaser; (i) deposits or cash pledges securing performance of contracts, bids, tenders, leases (other than
Capital Leases) statutory obligations, surety and appeal bonds (other than contracts for the payment of Indebtedness for borrowed money) arising in the ordinary course of business; 0) liens created or assumed in purchasing, constructing or improving any real property or to which any real property is subject when purchased, subject to the limitations placed on Capital Expenditures in Section 6.18(e) hereof, provided, however, that: (i) the mortgage, security interest or other lien is confined to the property in question and (ii) the Indebtedness secured thereby does not exceed 100% of the price of such purchase, construction or improvements; (k) any operating lease entered into by the Company as lessee; provided, however, that the scheduled rental payments in respect to all such leases of the Company do not at any time exceed Twenty Thousand Dollars ($20,000) per month in the aggregate or Two Hundred Forty Thousand Dollars ($240,000) in the aggregate during any Fiscal Year of the Company; (1) any transfer of a check or other medium of payment for deposit or collection, or any similar transaction in the ordinary course of business; (m) security deposits received from customers, in each case in the ordinary course of business; and (n) Liens disclosed on Schedule 7.2 and approved by Purchaser.

"Person" means any individual, sole proprietorship, corporation, business trust, unincorporated organization, association, company, partnership, limited liability company, joint venture, governmental authority (whether a national, federal, state, county, municipality or otherwise, and includes without limitation any instrumentality, division, agency, body or department thereof), or other entity.

"Polluting Substances" means all pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes and includes, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or related materials defined as such in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, the Hazardous and Solid Waste Amendments of 1984, and the Hazardous Materials Transportation Act, and comparable Environmental Laws of any state in which the Company owns or leases property as any of the same are hereafter amended, and in the regulations promulgated thereunder; provided, in the event any of the foregoing Environmental Laws is amended so as to broaden the meaning of any term defined thereby, such broader meaning applies subsequent to the effective date of such amendment and, provided, further, to the extent that the applicable laws of any state establish a meaning for "hazardous substance," "hazardous waste," "hazardous material," "solid waste," or "toxic substance" which is broader than that specified in any of the foregoing Environmental Laws, such broader meaning applies.

"Potential Default" means the occurrence of any condition or event that, with the passage of time or giving of notice or both, would constitute an Event of Default.

"Premium Percentage" means, with respect to any payment or prepayment made or required of the Company under Section 2.2, Section 2.3, or Section 8.2, the premium percentage set forth below which corresponds to the earliest date set forth below upon which such payment or prepayment, as the case may be, is made or required pursuant to such section of the Agreement:

Premium Payment Date or                 Premimum
Prepayment Date                         Percentage

Closing Date through July 26, 2002         5%

July 27, 2002 through July 26, 2003        4%

July 27, 2003 through July 26, 2004        3%

July 27, 2004 through July 26, 2005        2%

July 27, 2005 through July 26, 2006        1%

July 26, 2006 and thereafter               0%

"Prepayment Fee" means and includes (a) the premium payable by the Company to Purchaser under subclause (c) of the first sentence of Section 2.2 in the event of a prepayment under Section 2.2, (b) the premium payable by the Company to Purchaser under Section 2.3, as a result of the occurrence of an event described in Section 2.3, and (c) the premium payable by the Company to Purchaser under
Section 8.2 under any of the circumstances which require the payment of a premium by the Company to Purchaser under Section 8.2.

"Property" means all real property owned, leased, or operated by the Company.

"Purchase Documents" means (a) the Purchase Agreement by and among United Acquisition, Inc., United Expressline, Inc., J.J.M., Incorporated, Warren E. Johnson, Warren F. Johnson, Andrew O. Johnson and Mary J. Johnson, dated as of July ___, 2001, together with all other documents, certificates, instruments and agreements contemplated thereby or executed and/or delivered in connection therewith, all as the same may from time to time be amended, restated, supplemented or otherwise modified, and all other documents, certificates, instruments and agreements contemplated thereby or executed and/or delivered in connection therewith, all as the same may from time to time be amended, restated, supplemented or otherwise modified.

"Purchaser" means HCIC, together with all of their respective transferees, successors and assigns of all or any portion of the Senior Subordinated Note or the Senior Subordinated Obligations and any nominees on whose behalf any of the foregoing purchase or otherwise acquire any of such Indebtedness of the Company, and includes, but is not limited to, each and every "Holder" as defined herein. With respect to any right or action to be taken by Purchaser under this Agreement, the term Purchaser means (a) so long as HCIC is a Holder, HCIC, and
(b) if HCIC is no longer a Holder, Holders representing a majority in interest of the Senior Subordinated Obligations.

"Reportable Event" means (i) any of the events set forth in Sections 4043(c) (other than a merger, consolidation or transfer of assets in which no Pension Plan involved has any unfunded benefit liabilities and other than those events as to which the notice requirements or penalties for failure to provide notice have been waived by regulation or administrative action of the PBGC), 4068(a) or 4063(a) of ERISA, (ii) any event requiring any member of the Controlled Group to provide security under Section 401(a)(29) of the Code, or (iii) any failure to make payments required by Section 412(m) of the Code.

"Securities Act" is defined in Section 3.3 of this Agreement.

"Security Agreement" means the Security Agreement, dated as of the Closing Date, executed by the Company in favor of the Purchaser in the form attached hereto as Exhibit B, as the same may from time to time be amended, restated, supplemented or otherwise modified. "Security Documents" means, collectively, any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Purchaser, the Holders Representative and/or any of the Holders on any real or personal property of any Person to secure all or any portion of the Senior Subordinated Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified,, including, without limitation, the Security Agreement, the Mortgages, the Assignments of Leases and the Capital Contribution Agreement.

"Seller" means United Expressline, Inc, an Indiana corporation.

"Seller Debt" means the Indebtedness owing by the Company to Seller pursuant to a certain Subordinated Promissory Note, dated as of the Closing Date, in the original principal amount of $1,500,000. "Seller Subordination Agreement" means that certain Subordination Agreement, dated as of the Closing Date, executed by the Company, the Senior Lender, the Purchaser and Seller, in the form attached hereto as Exhibit H, pursuant to which the relative priorities of the Senior Lender and Purchaser with respect to the repayment of Senior Debt and the Senior Subordinated Obligations, on the one hand, and the Danzer Debt, on the other, are established, as the same may be amended, supplemented or otherwise modified from time to time.

"Senior Debt" means, at any given time, the Indebtedness (whether now outstanding or hereafter incurred) of the Company in respect of the Senior Loan Agreement, in a principal amount not to exceed the limitations set forth with respect thereto in the Senior Lender Intercreditor Agreement, together with interest, fees, premiums, expenses, indemnities and all other amounts payable under the Senior Loan Documents or any notes, security documents, guaranties or other loan documents referred to therein or pursuant thereto, and any permitted replacements, renewals, extensions, restructurings and refinancings thereof or substitutions therefor (and as any of the foregoing may be limited by the terms of this Agreement or the Senior Lender Intercreditor Agreement).

"Senior Lender" means First Indiana Bank, with its principal office in Indianapolis, Indiana, together with its successors and assigns, and any Person who replaces or refinances all or part of the Senior Debt under the terms set forth in Section 7.1(c).

"Senior Lender Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the Closing Date, executed by the Company, the Senior Lender, and Purchaser in the form attached hereto as Exhibit F, pursuant to which the relative priorities of the Senior Lender and Purchaser with respect to the repayment of Senior Debt and the Senior Subordinated Obligations are established, as the same may be amended, supplemented or otherwise modified from time to time.

"Senior Loan Agreement" means the Credit Agreement between the Company and the Senior Lender, dated as of the Closing Date, as the same may be amended, supplemented or otherwise modified from time to time.

"Senior Loan Documents" means the Senior Loan Agreement and the agreements, documents and instruments executed in connection therewith or contemplated thereby, and all amendments thereto, as the same may be amended, supplemented or otherwise modified from time to time, and renewed, extended, substituted, refinanced or replaced, including successive refinancings thereof. "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Closing Date executed by HCIC and Danzer, as the same may be amended, modified or restated from time to time.

"Subsidiary" means any Person of which or in which the Company owns directly or indirectly more than 50% of (i) the combined voting power of all classes having general voting power under ordinary circumstances to elect a majority of the board of directors or equivalent body of such Persons, if it is a corporation,
(ii) the capital interest or profits interest in the profits of such Person, if it is a partnership, joint venture or similar entity, or (iii) the beneficial interest of such Person if it is a trust, association or other unincorporated organization.

"Senior Subordinated Note" means a term promissory note in the form of Exhibit A issued to one or more Holders pursuant to this Agreement, together with all renewals, modifications, extensions, substitutions and replacements thereof. "Senior Subordinated Obligations" means and includes any and all Indebtedness and/or liabilities of the Company to Purchaser of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, under this Agreement or any Other Agreement (regardless of how such Indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument) and all obligations of the Company to Purchaser to perform acts or refrain from taking any action under any of the aforementioned documents, together with all renewals, modifications, extensions, increases, substitutions or replacements of any of such Indebtedness.

"Stock Purchase Agreement" means the Stock Purchase Agreement, dated as of the Closing Date executed by and between the Purchaser and Danzer, with respect to the issuance to the Purchaser of the Danzer Stock, as the same may be amended, modified or restated from time to time.

"Stock Purchase Documents" means the Stock Purchase Agreement and the Joinder Agreement, together with all other documents, certificates, instruments and agreements contemplated thereby or executed and/or delivered in connection therewith, all as the same may from time to time be amended, restated, supplemented or otherwise modified, and all other documents, certificates, instruments and agreements contemplated thereby or executed and/or delivered in connection therewith, all as the same may from time to time be amended, restated, supplemented or otherwise modified.

"Termination Date" means the earliest to occur of (a) July 27, 2006, (b) the date on which the Senior Subordinated Note is accelerated pursuant to Article VIII, or (c) the date on which the Senior Subordinated Obligations are paid in full.

"Termination Event" means (a) a Reportable Event, (b) the termination of a Pension Plan which has a material unfunded benefit liabilities (including an involuntary termination under Section 4042 of ERISA), (c) the filing of a Notice of Intent to Terminate a Pension Plan, (d) the initiation of proceedings to terminate a Pension Plan under Section 4042 of ERISA or (e) the appointment of a trustee to administer a Pension Plan under Section 4042 of ERISA.

"Transfer" is defined in Section 12.5 hereof.

"Transfer Agreement" is defined in Section 12.5 hereof.

"Transferee"  means any Person to whom a  Transfer  is made in  accordance  with
Section 12.5; provided that (A) such Person is an "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act.

"Triggering Event" means (a) a Change of Control, (b) any combination, consolidation or merger between the Company and any partnership, limited liability company or corporation, unless (i) the Company is the surviving entity and (ii) the holders of euity securities of the Company immediately prior to such transaction hold, immediately after such transaction, at least a majority of the equity securities of the Company, (c) sale of all or substantially all of the assets of the Company in one or a series of related transactions, (d) the consummation of any public offering of equity securities by the Company or a successor thereof, or (e) the occurrence of any Event of Default.

Terms that are defined in other Sections of this Agreement have the meanings specified therein. All other terms contained in this Agreement have, when the context so indicates, the meanings provided for by the Uniform Commercial Code as adopted and in force in the State of Ohio, as from time to time in effect.

     11.2 Accounting Terms and Definitions. Unless otherwise defined or specified herein all accounting terms used in this Agreement will be construed in accordance with GAAP, applied on a basis consistent in all material respects with the financial statements delivered by Company to HCIC on or before the Closing Date. All accounting determinations for purposes of determining compliance with the financial covenants contained in Section 6.18 will be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited financial statements delivered to HCIC by Company on or before the Closing Date. The financial statements required to be delivered hereunder from and after the Closing Date, and all financial records, will be maintained in accordance with GAAP as in effect at the time of deliverance of such financial statements. If GAAP changes from the basis used in preparing the audited financial statements delivered to HCIC by Company on or before the Closing Date, the certificates required to be delivered pursuant to Section 6.2 demonstrating compliance with the covenants contained herein must include, at the election of Company or upon the request of HCIC, calculations setting forth the adjustments necessary to demonstrate how Company is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

12.  MISCELLANEOUS

     12.1 Expenses. The Company agrees to pay (a) all out-of-pocket expenses of Purchaser (including reasonable fees, expenses and disbursements of Purchaser's counsel) in connection with the preparation, negotiation, enforcement, operation and administration of this Agreement, the Senior Subordinated Note, the Other Agreements, or any documents executed in connection therewith, or any waiver, modification or amendment of any provision hereof or thereof; and (b) if an Event of Default occurs, all court costs and costs of collection, including, without limitation, reasonable fees, expenses and disbursements of counsel employed in connection with any and all collection efforts. The attorneys' fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel or Purchaser in any way or respect arising in connection with or relating to any of the events or actions described in this Article XII are payable by the Company to Purchaser, on demand, and are additional Senior Subordinated Obligations. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: recording costs, appraisal costs, paralegal fees, costs and expenses; accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges, telegram charges; facsimile charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services; provided that all such fees are reasonable. The Company agrees to indemnify Purchaser from and hold it harmless against any documentary taxes, assessments, or charges made by any governmental authority by reason of the execution and delivery by the Company or any other Person of this Agreement, the Other Agreements, and any documents executed in connection therewith.

     12.2 Indemnification. In addition to any other rights or remedies to which HCIC and the HCIC Investors may be entitled, the Company agrees to and will indemnify and hold harmless Purchaser, the other Holders, and their Affiliates and their respective successors, assigns, officers, directors, employees, attorneys, and agents (individually and collectively, an "Indemnified Party") from and against any and all losses, claims, obligations, liabilities, deficiencies, penalties, causes of action, damages, reasonable costs, and, reasonable expenses (including, without limitation, costs of investigation and defense, attorneys' fees and expenses) (collectively "Loss") including, without limitation, those arising out of the sole or contributory negligence of any Indemnified Party, that the Indemnified Party may suffer, incur, or be responsible for, arising or resulting from any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement on the part of the Company under this Agreement, or under any other agreement to which the Company is a party in connection with the transactions contemplated hereby, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Company to Purchaser or the other Holders under this Agreement; provided, that the Company will not indemnify any Indemnified Party for any Loss resulting from such Indemnified Party's gross negligence or willful misconduct. The foregoing indemnification includes any such claims, actions, damages, costs and expenses incurred by reason of the sole or contributory negligence of the Person to be indemnified, but excludes any of the same incurred by reason of such Person's gross negligence or willful misconduct.

     12.3 Notices. All notices, requests, demands and other communications provided for hereunder must be in writing and will be given solely: (a) by hand delivery or by overnight courier delivery service, with all charges paid, (b) by facsimile transmission, if confirmed same day in writing by first class mail mailed, or (c) by registered or certified mail, postage prepaid and addressed to the parties. For the purposes of this Agreement, such notices are deemed to be given and received: (i) if by hand or by overnight courier service, upon actual receipt, (ii) if by facsimile transmission, upon receipt of machine-generated confirmation of such transmission (and provided the above-stated written confirmation is sent) or (iii) if by registered or certified mail, upon the first to occur of actual receipt or the expiration of 48 hours after deposit with the U.S. Postal Service. Notices or other communications hereunder must be addressed, (a) if to Purchaser, addressed to Purchaser at the address specified on Annex I hereto or to such other address as Purchaser may in writing designate, (b) if to any other Holder, addressed to such Holder at such address as such Holder may in writing designate, and (c) if to the Company, addressed to the Company at the address set forth next to its name on the signature pages hereto or to such other address as the Company may in writing designate.

     12.4 Reproduction of Documents. This Agreement and all documents relating hereto, including, without limitation (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by Purchaser at the closing of the purchase of the Senior Subordinated Note, and (c) financial statements, certificates and other information previously or hereafter furnished to Purchaser, may be reproduced by Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction which is legible is admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction is likewise be admissible in evidence; provided that nothing herein contained precludes the Company from objecting to the admission of any reproduction on the basis that such reproduction is not accurate, has been altered, is otherwise incomplete or is otherwise inadmissible.

     12.5 Assignment, Sale of Interest. The Company may not sell, assign or transfer this Agreement, the Senior Subordinated Note or the Other Agreements or any portion thereof, including, without limitation, the Company's rights, title, interests, remedies, powers and/or duties hereunder or thereunder. The Company hereby consents to Purchaser's participation, sale, assignment, transfer or other disposition (collectively, a "Transfer"), at any time or times hereafter, of this Agreement, or the Other Agreements to which the Company is a party, or of any portion hereof or thereof, including, without limitation, Purchaser's rights, title, interests, remedies, powers and/or duties hereunder or thereunder. Any such Transfer must be: (a) only to a Transferee; (b) in a principal amount for any Senior Subordinated Note of not less than $500,000; (c) arranged by the transferor thereof or the applicable Transferee (including, without limitation, costs and expenses relating to the preparation, execution and delivery of any Transfer Agreement (as defined herein) and any new Senior Subordinated Note and due diligence); and (d) made pursuant to a transfer agreement (each a "Transfer Agreement") executed by the transferor, the applicable Transferee, the Holders Representative and the Company, and which sets forth:

(1)  the following representations and undertaking of the Transferee:

     (A) such Transferee (I) is an "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act; (II) understands and acknowledges that the Senior Subordinated Note have not been registered under the Securities Act or any other applicable securities law, are being offered in transactions not requiring registration under the Securities Act or any other securities laws, and may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act and any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in clause (B) below; (III) is aware that it may be required to bear the economic risk of an investment in the Subordinated Notes for an indefinite period of time and it is able to bear such risk for an indefinite period; and (IV) is purchasing the Senior Subordinated Note for its own account for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws;

     (B) such Transferee agrees to offer, sell, assign, transfer, pledge, encumber or otherwise disposed of such Senior Subordinated Note, in whole or in part, only (a) to the Company, (b) to an "accredited investor" within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring such Senior Subordinated Note (or any interest therein) for its own account and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or any other securities law or (c) pursuant to any other available exemption from the registration requirements of the Securities Act and the requirements of any other securities laws;

     (C) such Transferee acknowledges that it is subject to, and its interest in the Senior Subordinated Note are governed by, this Agreement (including without limitation Section 12.13 hereof, such Transfer Agreement to set forth a reproduction of such section in its entirety) and the Senior Subordination Agreement; and

     (D) such Transferee represents and warrants that it is not purchasing its interest in the Senior Subordinated Note (and the corresponding interest in the Senior Subordinated Obligations) with the assets of any pension, profit-sharing, retirement, individual retirement account, individual retirement annuity, employee benefit plan or other plan or arrangement subject to Title,I of ERISA or Code Section 4975; and

(2) the address and telephone and facsimile numbers of such Transferee for purposes of Section 12.3; and

(3) the aggregate principal amount of each Senior Subordinated Note so transferred; the aggregate accrued but unpaid interest so transferred; the aggregate amount of any other Subordination Obligation so transferred; and, for each of the foregoing amounts, the aggregate amount retained by the transferor; provided than any Transfer by a Holder must be made together with a pro rata portion of (x) accrued by unpaid interest owing to such Holder in respect of the principal amount of the Senior Subordinated Note transferred and (y) all other Senior Subordinated Obligations owing to such Holder in respect to the principal amount of the Senior Subordinated Note transferred.

     12.6 Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     12.7 Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     12.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which is deemed to be an original, and it is not necessary in making proof of this Agreement to produce or account for more than one such counterpart or reproduction thereof permitted by Section 12.3.

     12.9 Reliance on and Survival Provisions. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with a closing, (a) are deemed to be material and to have been relied upon by Purchaser, notwithstanding any investigation heretofore or hereafter made by Purchaser or on Purchaser's behalf, and (b) survive the delivery of this Agreement and the Senior
Subordinated Note until all obligations of the Company under this Agreement (other than Indemnity Obligations) have been satisfied.

     12.10 Integration and Severability. This Agreement embodies the entire agreement and understanding between Purchaser and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any Senior Subordinated Note, or any application thereof, are determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, are not in any way be affected or impaired thereby.

     12.11 Holders Representative. Each Holder hereby appoints and authorizes the Holders Representative to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the Other Agreements as are delegated to the Holders Representative by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for hereunder and under the Other Agreements, the Holders Representative is not required to take any action or exercise any discretion, but shall act or refrain from acting upon the instructions of the Majority Holders.

     12.12 Law Governing. THIS AGREEMENT HAS BEEN SUBSTANTIALLY NEGOTIATED AND IS BEING EXECUTED, DELIVERED, AND ACCEPTED, AND IS INTENDED TO BE PERFORMED, IN
PART IN THE STATE OF OHIO OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER, ARE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO. THE SUBORDINATED NOTE IS GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE SPECIFIED THEREIN. PURCHASER RETAINS ALL RIGHTS UNDER THE LAWS OF THE UNITED STATES OF AMERICA, INCLUDING THOSE RELATING TO THE CHARGING OF INTEREST.

     12.13 Waivers; Modification. NO PROVISION OF THIS AGREEMENT MAY BE WAIVED, CHANGED, AMENDED OR MODIFIED, OR THE DISCHARGE THEREOF ACKNOWLEDGED, ORALLY, BUT ONLY BY AN AGREEMENT IN WRITING SIGNED BY THE COMPANY AND THE MAJORITY HOLDERS, AND SUCH WAIVER, CHANGE, AMENDMENT OR MODIFICATION IS EFFECTIVE ONLY IN THE SPECIFIC INSTANCE AND FOR THE SPECIFIC PURPOSE FOR WHICH IT IS GIVEN; PROVIDED, HOWEVER, THAT ANY CHANGE, AMENDMENT OR MODIFICATION OF, OR WAIVER OF COMPLIANCE WITH ANY OF THE PROVISIONS OF THIS SECTION 12.13, THE DEFINITION OF MAJORITY HOLDERS OR ANY TERMS AFFECTING THE MATURITY OF OR ANY OTHER DATES FOR PAYMENT REQUIRES THE WRITTEN AGREEMENT OF EACH HOLDER.

     12.14 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY, PURCHASER, THE HOLDERS REPRESENTATIVE AND EACH HOLDER HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SUBORDINATED NOTES OR ANY DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH OR THEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF THE COMPANY, PURCHASER, THE HOLDERS REPRESENTATIVE AND EACH HOLDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

     12.15  Submission  to  Jurisdiction.  THE  COMPANY  HEREBY  CONSENTS TO THE
JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF FRANKLIN, STATE OF OHIO AND IRREVOCABLY AGREES THAT, SUBJECT TO THE PURCHASER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS,.. AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTES, OR ANY OTHER DOCUMENT OR AGREEMENT EXECUTED AT ANY TIME IN CONNECTION THEREWITH. THE COMPANY DESIGNATES AND APPOINTS TIMOTHY S. DURHAM AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE COMPANY WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY THE PURCHASER BY REGISTERED MAIL TO THE COMPANY AT ITS ADDRESS AS PROVIDED HEREIN AND SHALL BE DEEMED TO HAVE BEEN RECEIVED BY THE COMPANY FIVE (5) DAYS AFTER BEING SO MAILED. IF ANY AGENT APPOINTED BY THE COMPANY REFUSES TO ACCEPT SERVICE, THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS 1N ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF PURCHASER TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

     12.16 Other Business. It is understood and accepted that Purchaser, the Holders, and their Affiliates have interests in other business ventures that may be in conflict with the activities of the Company and that nothing in this Agreement will limit the current or future activities of the Company and that nothing in this Agreement will limit the current or future business activities of such parties whether or not such activities are competitive with those of the Company.

     12.17 Confidentiality. The Purchaser, the Holders Representative and each Holder hereby: (a) acknowledge that the Company has trade secrets and financial, environmental and other data and information the confidentiality of which is important to their businesses and (b) agree to use all reasonable efforts to keep confidential any such trade secret, data or information conveyed to them, except that this Section 12.15 does not preclude Purchaser, the Holders Representative or any Holder from furnishing any such confidential information:
(i) subject to the Company's receipt of prior notice from the Purchaser, the Holders Representative or any Holder if permitted under applicable law and such legal proceedings, to the extent which may be required by subpoena or similar order of any court of competent jurisdiction;, (ii) to the extent such information is required to be disclosed to any regulatory or administrative governmental agency or commission having any regulatory authority over the Purchaser, the Holders Representative or any Holder or their respective securities, (iii) to any other party to this Agreement, (iv) to any Affiliate of the Purchaser, the Holders Representative or any Holder so long as such Affiliate agrees to be bound in writing by provisions of this Section 12.15 prior to the time of such disclosure, (v) to any actual or prospective transferee, participant or subparticipant of all or part of the Purchaser's or any Holder's rights arising out of or in connection with this Agreement so long as such prospective transferee, participant or subparticipant to whom disclosure is made agrees in writing to be bound by the provisions of this Section 12.15 prior to the time of such disclosure, (vi) to anyone if it has been already publicly disclosed (other than by Purchaser, the Holders Representative or any Holder, or any other Person, in contravention of this Section 12.15), (vii) to the extent reasonably required in connection with the exercise of any right or remedy under this Agreement, (viii) to the Purchaser's legal counsel, auditors, professional advisors and consultants, and accountants and (ix) to the extent reasonably required in connection with any legal proceedings instituted by or against the Purchaser, the Holders Representative or any Holder under this Agreement; provided, however that for any disclosure pursuant to clauses (i),
(ii), (vii) or (ix) hereof, the Purchaser, the Holders Representative or such Holder, shall use reasonable efforts to disclose only that portion of the confidential information as it is legally required, in the sole opinion of its counsel, to disclose.

     12.18 Sharing of Information. Notwithstanding the provisions of Section 12.15, Purchaser may furnish to its Affiliates, its accountants, its employees, its officers, its directors, its legal counsel, potential participants, potential investors and to any governmental agency having jurisdiction over Purchaser investors and potential investors, information concerning the business, financial condition, value of the Danzer Stock and property of the Purchaser, and the terms, conditions and other provisions applicable to the respective parts thereof, any such disclosure to occur in the Purchaser's ordinary course of business consistent with past practice.

     12.19 No Fiduciary Relationship; Limitation on Liability. No provision in this Agreement, the Notes or in any relate document, and no course of dealing between the parties, shall be deemed to create any fiduciary duty by the Purchaser to the Company. Neither the Purchaser, nor any of its affiliates, officers, directors, employees, attorneys, partners or agents, shall have any liability with respect to, and the Company hereby waives, releases and agrees not to sue any of them uponany claim for any special, indirect, incidental or consequential damages suffered or incurred by the Company in connection with, arising out of, or in any way related to, this Agreement or any of the Financing Documents, or any of the transactions contemplated thereby. The Company hereby waives, releases and agrees not to sue the Purchaser or any of the Purchaser's affiliates, officers, directors, employees, attorneys, partners or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Financing Documents, or any of the transactions contemplated thereby. All attorneys, accountants, appraisers and other professional Persons and consultants retained by the Purchaser shall have the right to act exclusively in the interest of the Purchaser and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to the Company or to any of its shareholders or any other Person; provided, however, that such limitation shall not apply to any such Person serving as a director or officer of the Company.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company and Purchaser have caused this Agreement to
be  executed  and  delivered  by  their  respective   officers   thereunto  duly
authorized.

                                COMPANY:
                                UNITED ACQUISITION, INC.

                                By: /s/ Timothy S. Durham
                                    ----------------------------------------
                                Name: Timothy S. Durham
                                      --------------------------------------
                                Title:   Chairman
                                      --------------------------------------

                                Company's Address for Notices:

                                United Acquisition, Inc.
                                Bank One Center/Tower - Suite 3680
                                111 Monument Circle
                                Indianapolis, Indiana 46204
                                Attention: Timothy Durham
                                Telephone: (317) 691-1413

                                with a copy to:
                                John L. Egloff, Esq.
                                Riley Bennett & Egloff, LLP
                                One American Square
                                18th Floor
                                P.O. Box 82035
                                Indianapolis, Indiana 46282
                                Telephone: (317) 636-8000

                                HCIC:

                                THE HUNTINGTON CAPITAL INVESTMENT COMPANY

                                By:      /s/ Mark Bahlmann
                                   --------------------------------------------
                                   Mark Bahlmann, Assistant Vice President

                                HCIC's address for Notices:

                                The Huntington Capital Investment Company
                                41 South High Street, Ninth Floor
                                Columbus, Ohio 43287
                                Attention: Mark Bahlmann
                                Fax: (614) 480-4999

                                with a copy to:
                                Calfee, Halter & Griswold LLP
                                88 East Broad Street
                                Suite 1500
                                Columbus, Ohio 43215
                                Attention: Douglas S. Morgan, Esq.
                                Fax: (614) 480-4999

                                     Annex I
                                       to
                             Note Purchase Agreement

                       Information Concerning- Purchaser

HCIC:

Principal Amount of
Senior Subordinated Note:  $3,500,000

Denomination of Common Stock: Shares representing 6.59% of the common stock
                              Danzer on a fully diluted basis

Address for notices:
The Huntington Capital Investment Company
41 South High Street, Ninth Floor
Columbus, Ohio 43287
Attention: Mark Bahlmann
Fax: (614) 480-4999

with a copy to:
Calfee, Halter & Griswold LLP
88 East Broad Street
Suite 1500
Columbus, Ohio 43215
Attention: Douglas S. Morgan, Esq.
Fax: (614) 480-4999

Payments to be made by wire transfer to:

                            Senior Subordinated Note

THE RIGHTS OF THE HOLDER OF THIS NOTE TO RECEIVE PAYMENT ARE SUBJECT AND SUBORDINATE TO THE PAYMENT OF ALL OBLIGATIONS OF THE MAKER OR OBLIGOR TO FIRST INDIANA BANK AND ITS SUCCESSORS AND PERMITTED ASSIGNS PURSUANT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF JULY 27, 2001 BY AND AMONG UNITED ACQUISITION, INC., FIRST INDIANA BANK, AND THE HUNTINGTON CAPITAL COMPANY.


$3,500,000.00                                                   July 27, 2001

FOR VALUE RECEIVED, the undersigned corporation, United Acquisition, Inc., an Indiana corporation, hereby promises to pay to the order of The Huntington Capital Investment Company (the "Purchaser"), at its offices at 41 S. High Street, Columbus, Ohio 43287 (or at such other place as the holder may from time to time designate) the principal sum of THREE AND ONE HALF MILLION AND NO/100 DOLLARS ($3,500,000.00).

     This note is the Senior Subordinated Note referred to in the Note Purchase Agreement dated as of July 27, 2001, by and between the undersigned and Purchaser (as amended, supplemented or otherwise modified from time to time; the "Purchase Agreement"). Capitalized terms used in this note are defined in the Purchase Agreement, unless otherwise expressly stated herein. This note is entitled to the benefits of the Purchase Agreement and is subject to all of the agreements, terms and conditions contained therein, all of which are incorporated herein by this reference. Payment of this note is subject to the agreements, terms and conditions contained in the Senior Lender Intercreditor Agreement. This note may not be prepaid, in whole or in part, except in accordance with the terms and conditions set forth in the Purchase Agreement.


     The outstanding principal balance of this note shall be due and payable as provided in Section 2.1 (a) of the Purchase Agreement. Interest on the principal amount of this note from time to time outstanding shall be due and payable as provided in Section 2.1 (b) of the Purchase Agreement, at the annual rate of interest set forth in Section 1.1, of the Purchase Agreement (computed on the basis of the actual number of days elapsed over a 360-day year). In no event, however, shall interest exceed the maximum rate permitted by law.

     As provided in Section 8.2 of the Purchase Agreement, (a) upon the occurrence of an Event of Default under Section 8.1 (n) of the Purchase Agreement, this note, and all amounts payable hereunder in accordance with the terms of the Purchase Agreement, shall immediately become. due and payable, without notice of any kind, and (b) upon the occurrence of any other Event of Default under the Purchase Agreement, this note, and all amounts payable hereunder in accordance with the terms of the Purchase Agreement, shall, at the option of the holder, immediately become due and payable, without notice of any kind.

THIS NOTE SRALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF OHIO APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLES THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW, OF ANY OTHER JURISDICTION.

     The undersigned expressly waives any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or notice of any other kind except as expressly provided in the Purchase Agreement.

     IN WITNESS WHEREOF, the Company has caused this note to be duly executed as of the 27th of July, 2001.


                                UNITED ACQUISITION, INC.


                                By:
                                   ---------------------------
                                Name:
                                     -------------------------
                                Title:
                                      ------------------------